Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re	:
	:	Chapter 11
SEARS HOLDINGS CORPORATION, et al.,	:
	:	Case No. 18-23538 (RDD)
:
Debtors.[1]	:	(Jointly Administered)
x

SECOND AMENDED JOINT CHAPTER 11 PLAN OF

SEARS HOLDINGS CORPORATION AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Ray C. Schrock, P.C. Jacqueline Marcus Garrett A. Fail Sunny Singh

Attorneys for Debtors and Debtors in Possession

Dated: June 28, 2019
New York, New York

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Sears Holdings Corporation (0798); Kmart Holding Corporation (3116); Kmart Operations LLC (6546); Sears Operations LLC (4331); Sears, Roebuck and Co. (0680); ServiceLive Inc. (6774); SHC Licensed Business LLC (3718); A&E Factory Service, LLC (6695); A&E Home Delivery, LLC (0205); A&E Lawn & Garden, LLC (5028); A&E Signature Service, LLC (0204); FBA Holdings Inc. (6537); Innovel Solutions, Inc. (7180); Kmart Corporation (9500); MaxServ, Inc. (7626); Private Brands, Ltd. (4022); Sears Development Co. (6028); Sears Holdings Management Corporation (2148); Sears Home & Business Franchises, Inc. (6742); Sears Home Improvement Products, Inc. (8591); Sears Insurance Services, L.L.C. (7182); Sears Procurement Services, Inc. (2859); Sears Protection Company (1250); Sears Protection Company (PR) Inc. (4861); Sears Roebuck Acceptance Corp. (0535); SR – Rover de Puerto Rico, LLC (f/k/a Sears, Roebuck de Puerto Rico, Inc.) (3626); SYW Relay LLC (1870); Wally Labs LLC (None); SHC Promotions LLC (9626); Big Beaver of Florida Development, LLC (None); California Builder Appliances, Inc. (6327); Florida Builder Appliances, Inc. (9133); KBL Holding Inc. (1295); KLC, Inc. (0839); Kmart of Michigan, Inc. (1696); Kmart of Washington LLC (8898); Kmart Stores of Illinois LLC (8897); Kmart Stores of Texas LLC (8915); MyGofer LLC (5531); Sears Brands Business Unit Corporation (4658); Sears Holdings Publishing Company, LLC. (5554); Sears Protection Company (Florida), L.L.C. (4239); SHC Desert Springs, LLC (None); SOE, Inc. (9616); StarWest, LLC (5379); STI Merchandising, Inc. (0188); Troy Coolidge No. 13, LLC (None); BlueLight.com, Inc. (7034); Sears Brands, L.L.C. (4664); Sears Buying Services, Inc. (6533); Kmart.com LLC (9022); Sears Brands Management Corporation (5365); and SRe Holding Corporation (4816). The location of the Debtors’ corporate headquarters is 3333 Beverly Road, Hoffman Estates, Illinois 60179.

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v

Sears Holdings Corporation, Kmart Holding Corporation, Kmart Operations LLC, Sears Operations LLC, Sears, Roebuck and Co., ServiceLive Inc., SHC Licensed Business LLC, A&E Factory Service, LLC, A&E Home Delivery, LLC, A&E Lawn & Garden, LLC, A&E Signature Service, LLC, FBA Holdings Inc., Innovel Solutions, Inc., Kmart Corporation, MaxServ, Inc., Private Brands, Ltd., Sears Development Co., Sears Holdings Management Corporation, Sears Home & Business Franchises, Inc., Sears Home Improvement Products, Inc., Sears Insurance Services, L.L.C., Sears Procurement Services, Inc., Sears Protection Company, Sears Protection Company (PR) Inc., Sears Roebuck Acceptance Corp., SR – Rover de Puerto Rico, LLC (f/k/a Sears, Roebuck de Puerto Rico, Inc.), SYW Relay LLC, Wally Labs LLC, SHC Promotions LLC, Big Beaver of Florida Development, LLC, California Builder Appliances, Inc., Florida Builder Appliances, Inc., KBL Holding Inc., KLC, Inc., Kmart of Michigan, Inc., Kmart of Washington LLC, Kmart Stores of Illinois LLC, Kmart Stores of Texas LLC, MyGofer LLC, Sears Brands Business Unit Corporation, Sears Holdings Publishing Company, LLC, Sears Protection Company (Florida), L.L.C., SHC Desert Springs, LLC, SOE, Inc., StarWest, LLC, STI Merchandising, Inc., Troy Coolidge No. 13, LLC, BlueLight.com, Inc., Sears Brands, L.L.C., Sears Buying Services, Inc., Kmart.com LLC, Sears Brands Management Corporation, and SRe Holding Corporation (each, a “Debtor” and, collectively, the “Debtors”) propose the following joint chapter 11 plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A.

ARTICLE I    DEFINITIONS AND INTERPRETATION.

A.    Definitions. The following terms shall have the respective meanings specified below:

1.1    “1995 Unsecured SRAC Notes” means the notes issued under the 1995 Unsecured SRAC Notes Indenture.

1.2    “1995 Unsecured SRAC Notes Claims” means all Claims arising under, derived from, or in connection with, the 1995 Unsecured SRAC Notes and/or the 1995 Unsecured SRAC Notes Indenture.

1.3    “1995 Unsecured SRAC Notes Indenture” means that certain Indenture, dated as of May 15, 1995 (as amended, supplemented, or otherwise modified prior to the date hereof) between Sears Roebuck Acceptance Corp. and The Bank of New York Mellon Trust Company, N.A. as successor trustee.

1.4    “1995 Unsecured SRAC Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its capacity as successor trustee under the 1995 Unsecured SRAC Notes Indenture or any predecessor or successor thereto.

1.5    “2002 Unsecured SRAC Notes” means the notes issued under the 2002 Unsecured SRAC Notes Indenture.

1.6    “2002 Unsecured SRAC Notes Claims” means all Claims arising under, derived from, or in connection with, the 2002 Unsecured SRAC Notes and/or the 2002 Unsecured SRAC Notes Indenture.

1.7    “2002 Unsecured SRAC Notes Indenture” means that certain Indenture, dated as of October 1, 2002 (as amended, supplemented, or otherwise modified prior to the date hereof between Sears Roebuck Acceptance Corp. and The Bank of New York Mellon Trust Company, N.A. as successor trustee.

1.8    “2002 Unsecured SRAC Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., solely in its capacity as successor trustee under the 2002 Unsecured SRAC Notes Indenture or any predecessor or successor thereto.

1.9    “ABL Agents” means Bank of America, N.A. and Wells Fargo Bank, National Association.

1.10    “Accepting Class” means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.11    “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Commencement Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; and (b) Fee Claims; provided, that, Administrative Expense Claims shall not include ESL 507(b) Priority Claims, or Other 507(b) Priority Claims.

1.12    “Administrative Expense Claims Bar Date” means the date fixed by the Bankruptcy Court as the deadline to file Administrative Expense Claims, ESL 507(b) Priority Claims, or Other 507(b) Priority Claims entered in the Chapter 11 Cases.

1.13    “Affiliates” means “Affiliates” as such term is defined in section 101(2) of the Bankruptcy Code.

1.14    “Allowed” means, with reference to any Claim, a Claim (a) arising on or before the Effective Date as to which (i) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (ii) any objection has been determined in favor of the holder of the Claim by a Final Order; (b) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or Liquidating Trustee; (c) as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction; or (d) expressly allowed hereunder; provided, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Debtors and Liquidating Trust shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

1.15    “Asset” means all of the right, title, and interest of the Debtors in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

1.16    “Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of January 17, 2019 (as amended, restated, supplemented, or otherwise modified from time to time), between the Debtors and certain other sellers party thereto and Transform, approved by the Bankruptcy Court pursuant to the Sale Order.

1.17    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.18    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

1.19    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.20    “Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.21    “Canadian Causes of Action” means, Causes of Action that have been asserted (or may be asserted in connection with these Claims and Causes of Action) by or on behalf of any party in interest in the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C36 cases captioned In the Matter of a Plan of Compromise or Arrangement of Sears Canada Inc., 9370-2751 Quebec Inc., 191020 Canada Inc., The Cut Inc., Sears Contact Services Inc., Initium Logistics Services Inc., Initium Commerce Labs Inc., Initium Trading and Sourcing Corp., Sears Floor Covering Centers Inc., 173470 Canada Inc., 2497089 Ontario Inc., 6988741 Canada Inc., 10011711 Canada Inc., 1592580 Ontario Limited, 955041 Alberta Ltd., 4201531 Canada Inc., 168886 Canada Inc., and 3339611 Canada Inc., Ontario Superior Court of Justice Court File No.: CV-17-11846-00CL; and in the cases captioned Sears Canada Inc., by its Court-appointed Litigation Trustee, J. Douglas Cunningham, Q.C. v. ESL Invs. Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-18-00611214-00CL; Morneau Shepell Ltd. in its capacity as administrator of the Sears Canada Inc. Registered Pension Plan v. ESL Invs. Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-18-00611217-00CL; FTI Consulting Canada Inc., in its capacity as Court-appointed monitor in proceedings pursuant to the Companies’ Creditors Arrangement Act, RSC 1985, c. c-36 v. ESL Invs. Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-18-00611219-00CL; and 1291079 Ontario Ltd. v. Sears Canada Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-19-617792-00CL.

1.22    “Carve Out Account” shall have the meaning ascribed to such term in the DIP Order.

1.23    “Cash” means legal tender of the United States of America.

1.24    “Cause” means the commission of a crime under the laws of the United States or any State thereof involving fraud, theft, false statements or other similar acts, or the commission of any crime that is a felony (or a comparable classification in a jurisdiction that does not use such terms) under such laws; the willful or grossly negligent failure to perform employment-related duties for the Liquidating Trust Board; or the willful or grossly negligent violation of any written policy adopted by the Liquidating Trust Board as may be in effect from time to time.

1.25    “Causes of Action” means any action, Claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedies, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Commencement Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.26    “Chapter 11 Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Commencement Date in the Bankruptcy Court.

1.27    “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.28    “Claims Procedures Order” means the Order Approving (I) Claims Objections Procedures, (II) Claims Settlement Procedures, and (III) Claims Hearings Procedures, entered by the Bankruptcy Court on April 2, 2019 (ECF No. 3014).

1.29    “Class” means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.30    “Closing Date” means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 15.5 of the Plan.

1.31    “Commencement Date” means (i) October 15, 2018 for the Debtors other than those listed in (ii) through (iv) hereof, (ii) October 18, 2018 for SHC Licensed Business LLC, (iii) October 22, 2018 for SHC Promotions LLC, and (iv) January 7, 2019 for SRe Holding Corporation.

1.32    “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.33    “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.34    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.35    “Consummation” means the occurrence of the Effective Date of the Plan.

1.36    “Credit Bid Release” shall have the meaning given to it in the Asset Purchase Agreement.

1.37    “Credit Bid Release Consideration” shall have the meaning ascribed to such term in the Asset Purchase Agreement.

1.38    “Creditors’ Committee” means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as set forth in the Notice of Appointment of Official Committee of Unsecured Creditors (ECF No. 276) filed on October 24, 2018, as reconstituted from time to time.

1.39    “Creditors’ Committee Notice Procedures” means the procedures pursuant to which the Debtors shall settle certain Claims or Other Causes of Action, as set forth in Section 9.3 of the Plan, whereby: (i) the Debtors shall provide notice of the material terms of the proposed settlement to counsel to the Creditors’ Committee, (ii) any objections to a proposed settlement will be made in writing to counsel to the Debtors within seven (7) days after the date of notice, (iii) if any proper and timely objections are received within seven (7) days of the date of notice, the execution of the settlement shall not proceed except upon (a) resolution of the Creditors’ Committee’s objection or (b) Court approval of the proposed settlement after a motion of the Debtors upon appropriate notice and a hearing; in the absence of any such objection, the Debtors may enter into, execute, and consummate a settlement that will be binding on it and its estate without further Court order.

1.40    “Creditors’ Committee Settlement” means the settlement with the Creditors’ Committee, the agreed terms of which are incorporated herein and described in the Disclosure Statement.

1.41    “D&O Claim” means any Preserved Cause of Action against the Specified Directors and Officers.

1.42    “D&O Policy” means any insurance policy for directors, members, trustees, and officers liability issued at any time to or providing coverage to the Debtors and all agreements, documents or instruments relating thereto.

1.43    “Debtor” or “Debtors” has the meaning set forth in the introductory paragraph of the Plan.

1.44    “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.45    “Definitive Documents” means the documents (including any related orders, agreements, instruments, schedules or exhibits) that are necessary or desirable to implement, or otherwise relate to the liquidating transaction including, but not limited to: (a) the Plan; (b) the Disclosure Statement; (c) the motion seeking approval of the adequacy of the Disclosure Statement and solicitation of the Plan; (d) the Disclosure Statement Order; (e) the Liquidating Trust Agreement; (f) each of the documents comprising the Plan Supplement; and (g) the Confirmation Order, in each case in form and substance reasonably acceptable to the Debtors and to the Creditors’ Committee.

1.46    “DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Post-Petition Financing, (B) Grant Senior Secured Priming Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (II) Granting Adequate Protection to the Prepetition Secured Parties; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief (ECF No. 955), entered by the Bankruptcy Court on November 30, 2018.

1.47    “Disallowed” means, with respect to any Claim, that such Claim has been determined by a Final Order or specified in a provision of the Plan not to be Allowed.

1.48    “Disbursing Agent” means the Liquidating Trustee or such Entity or Entities designated by the Liquidating Trustee, with the approval of the Liquidating Trust Board, to make or facilitate distributions required by the Plan; provided, that, to the extent the Second Lien Credit Facility Agent, or any Indenture Trustee effectuates, or is requested to effectuate, any Distributions hereunder, the Second Lien Credit Facility Agent, or such Indenture Trustee, as applicable, shall be deemed a “Disbursing Agent” for such purposes under the Plan.

1.49    “Disclosure Statement” means the disclosure statement related to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.50    “Disclosure Statement Order” means the order entered by the Bankruptcy Court (a) finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code; and (b) authorizing solicitation of the Plan.

1.51    “Disputed” means with respect to a Claim, that (a) is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code; or (b) any party in interest has interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order.

1.52    “Disputed Claim Reserve” means one or more reserve accounts to be funded with Cash and/or proceeds of the Total Assets as applicable in accordance with the terms of the Plan, for Disputed Claims and/or any Liquidating Trust Assets allocable to Disputed Claims.

1.53    “Distribution” means any initial or subsequent payment or transfer made under the Plan, including by the Liquidating Trustee.

1.54    “Distribution Date” means any date on which a Distribution is made upon at least thirty (30) Business Days written notice filed on the docket of the Chapter 11 Cases or otherwise communicated to holders of Allowed Claims.

1.55    “Distribution Record Date” means the Effective Date (or as soon as practicable thereafter) or subsequent date that is thirty (30) calendar days prior to a Distribution Date; provided, that the Distribution Record Date shall not apply to the Debtors’ publicly-traded securities including Second Lien Notes, Second Lien PIK Notes, Senior Unsecured Notes, Unsecured PIK Notes, 1995 Unsecured SRAC Notes, 2002 Unsecured SRAC Notes, SRAC Unsecured PIK Notes, and Existing SHC Equity Interests.

1.56    “DTC” means The Depository Trust Company.

1.57    “Effective Date” means the date on which all conditions to the effectiveness of the Plan set forth in Article XIV hereof have been satisfied or waived in accordance with the terms of the Plan.

1.58    “Entity” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, indenture trustee, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other person (as defined in section 101(41) of the Bankruptcy Code) or other entity.

1.59    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.60    “ESL” means ESL Investments, Inc.

1.61    “ESL 507(b) Cap” means the $50 million cap described in section 9.13(c)(ii) of the Asset Purchase Agreement.

1.62    “ESL 507(b) Priority Claim” means a superpriority claim under section 507(b) of the Bankruptcy Code in favor of ESL on account of the diminution in value of the collateral securing the Second Lien Debt to the extent such ESL 507(b) Priority Claim is Allowed; provided that the ESL 507(b) Priority Claim, if Allowed, shall be subject to the ESL 507(b) Cap.

1.63    “ESL Parties” means (a) ESL, (b) ESL Partners, L.P., (c) JPP, LLC, (d) JPP II, LLC, (e) Edward S. Lampert, (f) Kunal S. Kamlani, (g) RBS Partners LP, CRK Partners LLC, SPE Master I, ESL Partners L.P., SPE Partners I, RBS Investment Management LLC, ESL Institutional Partners L.P., and any other entity managed or advised by ESL that at any time has held directly or indirectly equity interests in or debt claims against the Debtors, (h) and with respect to any Entity in the foregoing clauses (a) through (g), any of their respective directors, officers, employees, family members, heirs, executors, estates, investors, beneficiaries, affiliates or subsidiaries (other than any of the Debtors), in such capacities, in any capacity associated with the Debtors at any time, and in their individual capacities; provided, that Thomas J. Tisch shall not be an ESL Party in his capacity as a director of the Debtors.

1.64    “ESL Unsecured Claim” means collectively, (a) unsecured deficiency claims held by any ESL Party arising under (i) the Real Estate 2020 Loan and (ii) the Second Lien Debt; (b) Claims held by any ESL Party arising from or in connection with the Unsecured PIK Note and Senior Unsecured Notes; and (c) any other prepetition unsecured claim held by any ESL Party against the Debtors.

1.65     “Estate” or “Estates” means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.66    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.67    “Exculpated Parties” means collectively: (a) the Debtors; (b) the Creditors’ Committee and each of its members in their official capacity; (c) with respect to each of the foregoing entities in clauses (a) through (b), all Related Parties; provided, that ESL Parties shall not be Exculpated Parties under the Plan. For the avoidance of doubt, each of the Debtors’ post-Commencement Date directors, officers, and employees (other than the ESL Parties) shall be Exculpated Parties under the Plan.

1.68    “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.69    “Existing SHC Equity Interest” means any Interests in SHC.

1.70    “Excess PBGC Amount” means the amount of PBGC’s recovery on account of the Allowed PBGC Unsecured Claim with the Plan Settlement Premium minus the PBGC’s recovery on account of the Allowed PBGC Unsecured Claim without the Plan Settlement Premium.

1.71    “Fee Claim” means a Claim for professional services rendered or costs incurred on or after the Commencement Date through the Effective Date by professional persons retained by the Debtors or the Creditors’ Committee by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code in the Chapter 11 Cases.

1.72    “Fee Examiner” means that certain fee examiner appointed pursuant to the Notice of Appointment of Fee Examiner (ECF No. 3308).

1.73    “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending; or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.74    “General Assets” means, collectively: (a) Other Causes of Action and (b) Other Assets.

1.75    “General Unsecured Claim” means any Claim against any Debtor, that is not (a) an Administrative Expense Claim; (b) a Priority Tax Claim; (c) a Priority Non-Tax Claim; (d) a Secured Claim; (e) the PBGC Claims; (f) an Other 507(b) Priority Claim; (g) an ESL 507(b) Priority Claim; (h) an ESL Unsecured Claim; (i) an Intercompany Claim; (j) Kmart IL Guarantee Claim; or (k) Kmart WA Guarantee Claim, but shall include deficiency claims on account of Second Lien Debt that are not ESL Unsecured Claims.

1.76    “General Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of (a) Allowed General Unsecured Claims, (b) the Allowed PBGC Unsecured Claim, and (c) Allowed ESL Unsecured Claim (if any), which shall entitle such holders to share in the General Unsecured Trust Recovery in accordance with the Plan.

1.77    “General Unsecured Trust Recovery” means 91.05% of (a) Net Proceeds of General Assets, after payment in full satisfaction of all Allowed Secured Claims, ESL 507(b) Priority Claims (subject to the ESL 507(b) Cap), Other 507(b) Priority Claims, Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims (or maintenance of amounts in the Disputed Claim Reserve on account of any of the foregoing claims that are Disputed), and the PBGC Liquidating Trust Priority Interest; and (b) proceeds of the Wind Down Account, subject to the full satisfaction of all Allowed Administrative Expense Claims, Priority Non-Tax Claims, and Priority Tax Claims and the Other 507(b) Priority Claim of the Mortgagees (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed).

1.78    “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.79    “Indenture Trustees” means the Unsecured Notes Trustees and the Second Lien Trustees.

1.80    “Indentures” means the Unsecured Notes Indentures and the Second Lien Indentures.

1.81    “Insurance Contract” means all insurance policies that have been issued at any time to or provide coverage to any of the Debtors (including, but not limited to, any D&O Policies) and all agreements, documents or instruments relating thereto (including, but not limited to, any Program Agreements or Collateral Agreements).

1.82    “Insurer” means any company or other entity that issued an Insurance Contract, any third party administrator, and any respective predecessors and/or affiliates thereof.

1.83    “Intercompany Claim” means any pre- or postpetition Claim against a Debtor held by another Debtor or by a controlled non-Debtor direct or indirect subsidiary of SHC; provided, that any Claim asserted in connection with the Canadian Causes of Action, or any other Claim that Sears Canada Inc. (or any of its controlled subsidiaries) may have against the Debtors, shall not be considered an Intercompany Claim.

1.84    “Intercompany Interest” means an Interest in a Debtor held by another of the Debtors or an Interest in any Debtors held by a non-Debtor direct or indirect subsidiary of SHC; for the avoidance of doubt, Intercompany Interests shall not include Existing SHC Equity Interests.

1.85    “Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of October 12, 2010 (as amended and restated on September 1, 2016 and further amended and restated on March 20, 2018) by and among the ABL Agents and the Second Lien Notes Trustee.

1.86    “Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in the Debtors that existed immediately before the Effective Date.

1.87    “Kmart Corp. General Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of (a) Allowed General Unsecured Claims against Kmart Corp. and (b) Allowed ESL Unsecured Claims (if any), which shall entitle such holders to share in the Kmart Corp. General Unsecured Trust Recovery in accordance with the Plan.

1.88    “Kmart Corp. General Unsecured Trust Recovery” means 7.60% of (a) Net Proceeds of General Assets, after payment in full satisfaction of all Allowed Secured Claims, ESL 507(b) Priority Claims (subject to the ESL 507(b) Cap), Other 507(b) Priority Claims, Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims (or maintenance of amounts in the Disputed Claim Reserve on account of any of the foregoing claims that are Disputed), and the PBGC Liquidating Trust Priority Interest; and (b) proceeds of the Wind Down Account, subject to the full satisfaction of all Allowed Administrative Expense Claims, Priority Non-Tax Claims, and Priority Tax Claims and the Other 507(b) Priority Claim of the Mortgagees (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed).

1.89    “Kmart Corp. Specified Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of Allowed General Unsecured Claims against Kmart Corp., which shall entitle such holder to share in the Kmart Corp. Specified Unsecured Trust Recovery. For the avoidance of doubt, no Kmart Corp. Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

1.90    “Kmart Corp. Specified Unsecured Trust Recovery” means 7.60% of Net Proceeds of the Specified Causes of Action and the Credit Bid Release Consideration, subject to payment in full satisfaction of all Allowed Administrative Expense Claims, Priority Tax Claims, Other 507(b) Priority Claims, Priority Non-Tax Claims, Secured Claims (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed), and the PBGC Liquidating Trust Priority Interest.

1.91    “Kmart IL Guarantee Claims” means any unsecured Claim (other than Claims of ESL Parties) against Kmart Stores of Illinois LLC arising out of or pursuant to a guarantee, indemnity, or joint and several obligation of Kmart Stores of Illinois LLC, including those on account of the: (a) Second Lien Credit Facility, (b) Second Lien Notes, and (c) SRAC Unsecured PIK Notes.

1.92    “Kmart IL Guarantee General Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of (a) Allowed Kmart IL Guarantee Claims; and (b) ESL Unsecured Claims against Kmart Stores of Illinois LLC; which shall entitle such holders to share in the Kmart IL Guarantee General Unsecured Trust Recovery in accordance with the Plan.

1.93     “Kmart IL Guarantee General Unsecured Trust Recovery” means 1.19% of (a) Net Proceeds of General Assets, after payment in full satisfaction of all Allowed Secured Claims, ESL 507(b) Priority Claims (subject to the ESL 507(b) Cap), Other 507(b) Priority Claims, Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims (or maintenance of amounts in the Disputed Claim Reserve on account of any of the foregoing claims that are Disputed), and the PBGC Liquidating Trust Priority Interest; and (b) proceeds of the Wind Down Account, subject to the full satisfaction of all Allowed Administrative Expense Claims, Priority Non-Tax Claims, and Priority Tax Claims and the Other 507(b) Priority Claim of the Mortgagees (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed).

1.94    “Kmart IL Guarantee Specified Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of Allowed Kmart IL Guarantee Claims, which shall entitle such holder to share in the Kmart IL Guarantee Specified Unsecured Trust Recovery. For the avoidance of doubt, no Kmart IL Guarantee Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

1.95     “Kmart IL Guarantee Specified Unsecured Trust Recovery” means 1.19% of Net Proceeds of the Specified Causes of Action and the Credit Bid Release Consideration, subject to payment in full satisfaction of all Allowed Administrative Expense Claims, Priority Tax Claims, Other 507(b) Priority Claims, Priority Non-Tax Claims, Secured Claims (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed), and the PBGC Liquidating Trust Priority Interest.

1.96    “Kmart WA Guarantee Claims” means any unsecured Claim (other than Claims of ESL Parties) against Kmart of Washington LLC arising out of or pursuant to a guarantee, indemnity, or joint and several obligation of Kmart of Washington LLC, including those on account of the: (a) Second Lien Credit Facility, (b) Second Lien Notes, and (c) SRAC Unsecured PIK Notes.

1.97    “Kmart WA Guarantee General Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of (a) Allowed Kmart WA Guarantee Claims; and (b) ESL Unsecured Claims against Kmart of Washington LLC, which shall entitle such holders to share in the Kmart WA Guarantee General Unsecured Trust Recovery in accordance with the Plan.

1.98    “Kmart WA Guarantee General Unsecured Trust Recovery” means 0.16% of (a) Net Proceeds of General Assets, after payment in full satisfaction of all Allowed Secured Claims, ESL 507(b) Priority Claims (subject to the ESL 507(b) Cap), Other 507(b) Priority Claims, Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims (or maintenance of amounts in the Disputed Claim Reserve on account of any of the foregoing claims that are Disputed), and the PBGC Liquidating Trust Priority Interest; and (b) proceeds of the Wind Down Account, subject to the full satisfaction of all Allowed Administrative Expense Claims, Priority Non-Tax Claims, and Priority Tax Claims and the Other 507(b) Priority Claim of the Mortgagees (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed).

1.99    “Kmart WA Guarantee Specified Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of Allowed Kmart WA Guarantee Claims, which shall entitle such holder to share in the Kmart WA Guarantee Specified Unsecured Trust Recovery. For the avoidance of doubt, no Kmart WA Guarantee Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

1.100    “Kmart WA Guarantee Specified Unsecured Trust Recovery” means 0.16% of Net Proceeds of the Specified Causes of Action and the Credit Bid Release Consideration, subject to payment in full satisfaction of all Allowed Administrative Expense Claims, Priority Tax Claims, Other 507(b) Priority Claims, Priority Non-Tax Claims, Secured Claims (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed), and the PBGC Liquidating Trust Priority Interest.

1.101    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.102    “Liquidating Trust” means the liquidating trust created on the Effective Date in accordance with the provisions of Article X of the Plan and the Liquidating Trust Agreement.

1.103    “Liquidating Trust Agreement” means the agreement evidencing the terms and provisions governing the Liquidating Trust dated as of the Effective Date establishing the terms and conditions of the Liquidating Trust and pursuant to which a Liquidating Trustee shall manage and administer the Liquidating Trust Assets, which shall be reasonably acceptable to the Creditors’ Committee and the Debtors, but not otherwise inconsistent with the terms of the Creditors’ Committee Settlement.

1.104    “Liquidating Trust Assets” means from and after the Effective Date all assets of the Debtors that are not distributed on or prior to the Effective Date (including, for the avoidance of doubt, the Total Assets), which shall be described in the Liquidating Trust Agreement.

1.105    “Liquidating Trust Beneficiaries” means the holders of Liquidating Trust Interests.

1.106    “Liquidating Trust Board” shall have the meaning set forth in Section 10.6 and the Liquidating Trust Agreement and initially shall be comprised of five (5) members.

1.107    “Liquidating Trust Interests” means (a) the PBGC Liquidating Trust Priority Interest; (b) the General Unsecured Liquidating Trust Interests; (c) the Specified Unsecured Liquidating Trust Interests; (d) Kmart Corp. General Unsecured Liquidating Trust Interests; (e) Kmart Corp. Specified Unsecured Liquidating Trust Interests; (f) Kmart IL Guarantee General Unsecured Liquidating Trust Interest; (g) Kmart IL Guarantee Specified Unsecured Liquidating Trust Interest; (h) Kmart WA Guarantee General Unsecured Liquidating Trust Interest; and (i) Kmart WA Guarantee Specified Unsecured Liquidating Trust Interest.

1.108    “Liquidating Trustee” means the person or entity appointed by the Liquidating Trust Board prior to the creation of the Liquidating Trust to administer the Liquidating Trust in accordance with Section 10.7(a) hereof and the Liquidating Trust Agreement.

1.109    “Mortgagees” means Relator Carl Ireland, as Administrator of the Estate of James Garbe, and the United States as holders of liens on the real property known as Location #8975, Cupey Bajo, San Juan, Puerto Rico and the proceeds of the same.

1.110    “Net Proceeds” means all Cash proceeds of the Debtors realized from the Total Assets, less the fees or any other costs associated with the collection of such proceeds.

1.111    “NOL Order” means the Final Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests In, and Claims Against, the Debtors and Claiming Certain Worthless Stock Deductions (ECF No. 795).

1.112    “Notes” means all securities issued under any of the Indentures.

1.113    “Other 507(b) Priority Claim” means a superpriority claim under section 507(b) of the Bankruptcy Code and the DIP Order or Sale Order asserted by the holder of such Claim (other than by ESL Parties), against the Debtors to the extent such Other 507(b) Priority Claim is Allowed, excluding any ESL 507(b) Priority Claim.

1.114    “Other Assets” means all remaining Assets of each of the Debtors (other than the: (a) Specified Causes of Action, (b) Other Causes of Action, and (c) Credit Bid Release Consideration), including all Cash owned by each of the Debtors on the Effective Date other than Cash used to fund or held in the Disputed Claim Reserve, or the Carve Out Account.

1.115    “Other Causes of Action” means all Causes of Action belonging to the Debtors’ Estates, other than the Specified Causes of Action, that were not otherwise transferred to Transform pursuant to the Sale Order.

1.116    “PBGC” means Pension Benefit Guaranty Corporation.

1.117    “PBGC Agreements” means (a) that certain Pension Plan Protection and Forbearance Agreement, dated as of March 18, 2016 (as amended, supplemented or otherwise modified from time to time), by and among SHC, certain subsidiaries of SHC party thereto, and PBGC, (b) that certain Consent, Waiver and Amendment, dated as of March 8, 2017 (as amended, supplemented, or otherwise modified from time to time), by and among SHC, certain subsidiaries of SHC party thereto, and PBGC, (c) that certain Amendment No. 1 to Consent, Waiver and Amendment, dated as of June 29, 2017, by and among SHC, certain subsidiaries of SHC party thereto, and PBGC, (d) that certain REMIC Amendment to PPPFA, Craftsman Consent and Other Transaction Documents, dated as of November 7, 2017, by and among SHC, certain subsidiaries of SHC party thereto, and PBGC, (e) that certain Conditional REMIC Entity Waiver, dated as of March 14, 2018, by and among SHC, certain subsidiaries of SHC party thereto, and PBGC, (f) the Amendment to Transaction Documents, dated as of August 30, 2018, by and among SHC, certain subsidiaries of SHC party thereto, and PBGC, and (g) any document or agreement executed in connection with or pursuant to the transactions identified in the foregoing clauses (a)-(f), including, without limitation, (i) any “Transaction Document” (as such term is defined in that certain Pension Plan Protection and Forbearance Agreement), and (ii) that certain Escrow Agreement, effective as of June 29, 2017, by and among SHC, PBGC, and U.S. Bank National Association (as amended, extended, restated, replaced, supplemented, or otherwise modified from time to time).

1.118    “PBGC Claims” means all prepetition general unsecured claims of PBGC, including any UBL Claims, against the Debtors (but not any non-Debtors).

1.119    “PBGC Liquidating Trust Priority Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to PBGC, which shall entitle PBGC to and be secured by the first $97.5 million of Net Proceeds of: (i) Specified Causes of Action, after payment in full satisfaction of all Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Other 507(b) Priority Claims, and Secured Claims (or the maintenance of amounts in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed); and (ii) Other Causes of Action arising under Chapter 5 of the Bankruptcy Code, after payment in full satisfaction of all Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Other 507(b) Priority Claims, ESL 507(b) Priority Claims, and Secured Claims (or the maintenance of amounts in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed).

1.120    “PBGC Settlement” means the settlement with PBGC, the agreed terms of which are incorporated herein and described in the Disclosure Statement.

1.121    “PBGC Unsecured Claim” means pursuant to the PBGC Settlement, the unsecured Claim of PBGC in the aggregate amount of $800 million against each Debtor. For the avoidance of doubt, PBGC shall not participate in any Distributions of Excess PBGC Amounts, which shall be distributed in accordance with the terms hereof, in respect of the PBGC Unsecured Claim.

1.122    “Pension Plans” means collectively, the following pension plans as to which SHC was the plan sponsor, as such term is defined in ERISA Section 3(16)(B): (a) the Sears Holdings Pension Plan 1 (as amended effective December 1, 2016) and (b) the Sears Holdings Pension Plan 2 (effective December 1, 2016).

1.123    “Plan” means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.124    “Plan Settlement” has the meaning set forth in Section 9.2 herein.

1.125    “Plan Supplement” means a supplemental appendix to the Plan containing, among other things, forms of applicable documents, schedules, and exhibits to the Plan to be filed with the Court, including, but not limited to, the following: (a) a schedule listing potential defendants of an estate Cause of Action owned by, or for the benefit of, the Debtors or their Estates, (b) a Liquidating Trust Agreement; (c) schedule of assumed Executory Contracts and Unexpired Leases (if any); (d) disclosure of the Toggle Plan Intercompany Loan Interest Rate; (e) disclosure of the Liquidating Trustee; and (f) disclosure of the Primary Trust Litigation Counsel, which shall be in form and substance reasonably acceptable to the Creditors’ Committee. The documents comprising the Plan Supplement may be filed on an iterative basis; provided that, all such documents shall be filed with the Bankruptcy Court no later than seven (7) calendar days prior to the deadline to object to the Plan. The Debtors shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date, subject to the reasonable consent of the Creditors’ Committee, in accordance with Article 17.4 of the Plan.

1.126    “Preserved Causes of Actions” means any Causes of Action that are preserved and not released, vested, settled or sold to a third party under the Plan, the Sale Transaction, or any other order of the Bankruptcy Court, including the Specified Causes of Action and the Other Causes of Action. For the avoidance of doubt, the Liquidating Trustee will retain all rights to commence and pursue all Preserved Causes of Actions.

1.127    “Primary Trust Litigation Counsel” has the meaning set forth in Section 10.7(a) herein.

1.128    “Priority Non-Tax Claim” means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.129    “Priority Tax Claim” means any Secured Claim or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.130    “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

1.131    “Pro Rata” means (a) for the purpose of calculating the percentage of proceeds of General Unsecured Trust Recovery to be received by a holder of: (i) an Allowed General Unsecured Claim, (ii) an Allowed PBGC Unsecured Claim, or (iii) an Allowed ESL Unsecured Claim against any of the Debtors shall be determined based on the following formula:

W2
X3 + Y4 + Z5

(b) for the purpose of calculating the percentage of proceeds of Specified Unsecured Trust Recovery, to be received by a holder of: (i) an Allowed General Unsecured Claim or (ii) an Allowed PBGC Unsecured Claim against any of the Debtors shall be determined based on the following formula:

X6
Y7 + Z8

(c) for the purpose of calculating the percentage of proceeds of the Kmart Corp. General Unsecured Trust Recovery to be received by a holder of: (i) an Allowed General Unsecured Claim or (ii) an Allowed ESL Unsecured Claim shall be determined by the following formula:

X9
Y10 + Z11

[2]	W = The Allowed amount of a holder’s General Unsecured Claim, PBGC Unsecured Claim or ESL Unsecured Claim against the Debtors.
[3]	X = The aggregate amount of Allowed and Disputed General Unsecured Claims against the Debtors.
[4]	Y = The aggregate amount of the Allowed PBGC Unsecured Claim against the Debtors.
[5]	Z = The aggregate amount of Allowed and Disputed ESL Unsecured Claims against the Debtors.
[6]	X = The Allowed amount of a holder’s General Unsecured Claim or the PBGC Unsecured Claim against the Debtors.
[7]	Y = The aggregate amount of Allowed and Disputed General Unsecured Claims against the Debtors.
[8]	Z = The amount of the Allowed PBGC Unsecured Claim against the Debtors.
[9]	X = The Allowed amount of a holder’s General Unsecured Claim against Kmart Corp or Allowed ESL Unsecured Claim against Kmart Corp.
[10]	Y = The aggregate amount of the Allowed and Disputed General Unsecured Claims against Kmart Corp.
[11]	Z = The amount of Allowed and Disputed ESL Unsecured Claim against Kmart Corp.

(d) for the purpose of calculating the percentage of proceeds of the Kmart Corp. Specified Unsecured Trust Recovery to be received by a holder of an Allowed General Unsecured Claim against Kmart Corp. shall be determined by the following formula:

Y12
Z13

(e) for the purpose of calculating the percentage of proceeds of the Kmart IL Guarantee General Unsecured Trust Recovery to be received by a holder of an Allowed ESL Unsecured Claims against Kmart Stores of Illinois LLC or Allowed Kmart IL Guarantee Claim shall be determined by the following formula:

X14
Y15 + Z16

(f) for the purpose of calculating the percentage of proceeds of the Kmart WA Guarantee General Unsecured Trust Recovery to be received by a holder of an Allowed ESL Unsecured Claims against Kmart of Washington LLC or Allowed Kmart WA Guarantee Claim shall be determined by the following formula:

X17
Y18 + Z19

(g) for the purpose of calculating the percentage of proceeds of the Kmart IL Guarantee Specified Unsecured Trust Recovery to be received by a holder of an Allowed Kmart IL Guarantee Claim shall be determined by the following formula:

Y20
Z21

[12]	Y = The Allowed amount of a holder’s General Unsecured Claim against Kmart Corp.
[13]	Z = The aggregate amount of Allowed and Disputed General Unsecured Claims against Kmart Corp.
[14]	X = The Allowed amount of a holder’s ESL Unsecured Claims against Kmart Stores of Illinois LLC or Kmart IL Guarantee Claim.
[15]	Y = The amount of Allowed and Disputed ESL Unsecured Claims against Kmart Stores of Illinois LLC.
[16]	Z = The amount of Allowed and Disputed Kmart IL Guarantee Claims.
[17]	X = The Allowed amount of a holder’s ESL Unsecured Claims against Kmart of Washington LLC or Kmart WA Guarantee Claim.
[18]	Y = The amount of Allowed and Disputed ESL Unsecured Claims against Kmart of Washington LLC.
[19]	Z = The amount of Allowed and Disputed Kmart WA Guarantee Claims.
[20]	Y = The Allowed amount of a holder’s Kmart IL Guarantee Claim.
[21]	Z = The amount of Allowed and Disputed Kmart IL Guarantee Claims.

(h) for the purpose of calculating the percentage of proceeds of the Kmart WA Guarantee Specified Unsecured Trust Recovery to be received by a holder of an Allowed Kmart WA Guarantee Claim shall be determined by the following formula:

Y22
Z23

(i) for purposes of calculating the percentage of the Excess PBGC Amount proceeds to be received by a holder of an Allowed General Unsecured Claim against Kmart Corp, Allowed ESL Unsecured Claim against Kmart Corp., Allowed ESL Unsecured Claim against Kmart Stores of Illinois LLC, Allowed Kmart IL Guarantee Claim, Allowed ESL Unsecured Claim against Kmart of Washington LLC, Allowed Kmart WA Guarantee Claim, shall be determined by the applicable formula in (e) through (h) of this definition, but excluding the Allowed PBGC Claim in the denominator.

1.132    “Real Estate 2020 Loan” means that certain Third Amended and Restated Loan Agreement, dated as of June 4, 2018, among, among others, Sears, Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corp., SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, Maxserv, Inc., Troy Coolidge No. 13, LLC, Sears Development Co. and Big Beaver of Florida Development, LLC, as borrowers, Sears Holdings, as guarantor, JPP, LLC, as agent, and JPP, LLC, JPP II, LLC, and Cascade Investment, L.L.C., as lenders, in an aggregate original principal amount of approximately $779.1 million, secured by a lien on, among other things, a portfolio of real estate Assets, and maturing on July 20, 2020.

1.133    “Reinstate,” “Reinstated,” or “Reinstatement” means leaving a Claim Unimpaired under the Plan.

1.134    “Related Parties” means with respect to any Released Party or Exculpated Party, such Party’s successors and assigns, managed accounts or funds, and all of their respective postpetition officers, postpetition directors, postpetition principals, postpetition employees, postpetition agents, postpetition trustees, postpetition advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and persons’ respective heirs, executors, estates, servants, and nominees, including the Restructuring Committee, Restructuring Subcommittee, and each of its respective members; provided, that, any ESL Party shall not be a Related Party.

1.135     “Released Parties” means in each case, solely in their capacities as such: (a) the Debtors; (b) the Creditors’ Committee and each of its members; (c) the Liquidating Trustee; (d) the Liquidating Trust Board; (e) with respect to each of the foregoing entities in clauses (a) through (d), all Related Parties; provided, that, with respect to each of the foregoing entities in clause (c) and (d), each shall not be released for any post-Effective Date conduct; provided, further, that the following entities shall not be “Released Parties” under the Plan: (i) the ESL Parties; (ii) any person or Entity against which any action has been commenced on behalf of the Debtors or their Estates, in this Bankruptcy Court or any court of competent jurisdiction prior to the Confirmation Hearing; (iii) any Entity identified as a defendant or a potential defendant of an Estate Cause of Action in the Plan Supplement; and (iv) any subsequent transferee of any of the foregoing with respect to any Assets of the Debtors; provided, further, that recovery on account of any Causes of Action against the Specified Directors and Officers, solely with respect to D&O Claims, shall be subject to the limitations set forth in Section 15.11.

[22]	Y = The Allowed amount of a holder’s Kmart WA Guarantee Claim.
[23]	Z = The amount of Allowed and Disputed Kmart WA Guarantee Claims.

1.136    “Releasing Parties” has the meaning set forth in Section 15.9(b) herein.

1.137    “Restructuring Committee” means the “restructuring committee” of the Board of Directors of SHC, consisting of Alan J. Carr, Paul G. DePodesta, Ann N. Reese, and William L. Transier.

1.138    “Restructuring Subcommittee” means the subcommittee of the Restructuring Committee, consisting of Alan J. Carr and William Transier.

1.139    “Sale Order” means the Order (I) Approving the Asset Purchase Agreement Among Sellers and Buyer, (II) Authorizing the Sale of Certain of the Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (III) Authorizing the Assumption and Assignment of Certain Executory Contracts, and Leases in Connection Therewith and (IV) Granting Related Relief, entered by the Bankruptcy Court on February 8, 2018 (ECF No. 2507).

1.140    “Sale Transaction” means the transactions effected pursuant to the Asset Purchase Agreement and Sale Order.

1.141    “Schedules” means the schedules of Assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

1.142    “SEC” means the United States Securities and Exchange Commission.

1.143    “Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of September 1, 2016 (as amended, supplemented, or otherwise modified from time to time), by and among SHC, Sears Roebuck Acceptance Corp., and Kmart Corp., as borrowers, and the Second Lien Credit Facility Agent.

1.144    “Second Lien Credit Facility” means the (a) $300 million term loan, (b) line of credit facility, in an amount not to exceed $500 million at any time outstanding, and (c) the Alternative Tranche Line of Credit Loan (as defined in the Second Lien Credit Agreement), in each case, as provided under the Second Lien Credit Agreement.

1.145    “Second Lien Credit Facility Agent” means JPP, LLC in its capacity as administrative agent under the Second Lien Credit Agreement, including any successors thereto.

1.146    “Second Lien Credit Facility Claims” means any Claims against any Debtor arising from or in connection with the Second Lien Credit Agreement.

1.147    “Second Lien Debt” means collectively, the Second Lien Credit Facility, the Second Lien Notes, and the Second Lien PIK Notes.

1.148    “Second Lien Indentures” means the Second Lien Notes Indenture and the Second Lien PIK Notes Indenture.

1.149    “Second Lien Notes” means the 6 5/8% senior secured notes due 2018 issued pursuant to the Second Lien Notes Indenture.

1.150    “Second Lien Notes Claims” means any Claims arising under, derived from, or in connection with, the Second Lien Notes and/or the Second Lien Notes Indenture.

1.151    “Second Lien Notes Indenture” means that certain Indenture, dated as of October 12, 2010 (as amended, supplemented, or otherwise modified from time to time), by and among SHC, as issuer, the Second Lien Notes Agent, and the guarantors listed therein.

1.152    “Second Lien Notes Trustee” means Wilmington Trust, National Association, solely in its capacity as trustee and collateral agent under the Second Lien Notes Indenture and as Second Lien Agent under the Intercreditor Agreement, or any predecessor or successor thereto.

1.153    “Second Lien PIK Notes” means the 6 5/8% Senior Secured Convertible PIK Toggle Notes due 2019 issued pursuant to the Second Lien PIK Notes Indenture.

1.154    “Second Lien PIK Notes Claims” means all Claims arising under, derived from, or in connection with, the Second Lien PIK Notes and/or the Second Lien PIK Notes Indenture.

1.155    “Second Lien PIK Notes Indenture” means that certain Indenture, dated as of March 20, 2018 (as amended, supplemented, or otherwise modified from time to time), by and among SHC, as issuer, the Second Lien PIK Notes Trustee, and the guarantors listed therein.

1.156    “Second Lien PIK Notes Trustee” means Computershare Trust Company, N.A., solely in its capacity as trustee under the Second Lien PIK Notes Indenture and any predecessor or successor thereto.

1.157    “Second Lien Trustees” means the Second Lien Notes Trustee and the Second Lien PIK Notes Trustee.

1.158    “Secured Claim” means a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtors (subject to the Creditors’ Committee Notice Procedures) or the Liquidating Trustee, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code; or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.159    “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.160    “Senior Unsecured Notes” means the 8% Senior Unsecured Notes due 2019 issued pursuant to the Senior Unsecured Notes Indenture.

1.161    “Senior Unsecured Notes Claims” means all Claims arising under, derived from, or in connection with, the Senior Unsecured Notes and/or the Senior Unsecured Notes Indenture.

1.162    “Senior Unsecured Notes Indenture” means that certain Indenture, dated as of November 21, 2014 (as amended by that certain First Supplemental Indenture, dated as of November 21, 2014 and as thereafter amended, supplemented, or otherwise modified from time to time).

1.163    “Senior Unsecured Notes Trustee” means Computershare Trust Company, N.A., solely in its capacity as trustee under the Senior Unsecured Notes Indenture and any predecessor or successor thereto.

1.164    “SHC” means Sears Holdings Corporation.

1.165    “Specified Causes of Action” means collectively: any Claims or Causes of Action of the Debtors or their Estates related to Lands’ End, Inc., the “spin-off” (as such term is defined in the Information Statement of Lands’ End, Inc. dated March 18, 2014), Seritage Growth Properties, Inc., Seritage Growth Properties, L.P, the “Transaction” (as that term is defined in the registration statement on Form S-11 filed by Seritage Growth Properties, which registration statement became effective on June 9, 2015), any Claim or Cause of Action involving any intentional misconduct by ESL (as defined in the Asset Purchase Agreement), or the proceeds of any of the foregoing. For the avoidance of doubt, the Specified Causes of Action shall not be released pursuant to Article XI of the Plan.

1.166    “Specified Directors and Officers” means any person who is a director of any of the Debtors on the Effective Date and any person who was an officer of any of the Debtors immediately prior to the closing of the Sale Transaction, each in their capacity as a director or officer of the Debtors, as applicable.

1.167    “Specified Unsecured Liquidating Trust Interest” means a non-certificated beneficial interest in the Liquidating Trust granted to holders of (a) Allowed General Unsecured Claims and (b) the Allowed PBGC Unsecured Claims, which shall entitle such holder to share in the Specified Unsecured Trust Recovery. For the avoidance of doubt, no Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

1.168    “Specified Unsecured Trust Recovery” means 91.05% of Net Proceeds of the Specified Causes of Action and the Credit Bid Release Consideration, subject to payment in full satisfaction of all Allowed Administrative Expense Claims, Priority Tax Claims, Other 507(b) Priority Claims, Priority Non-Tax Claims, Secured Claims (or maintenance in the Disputed Claim Reserve on account of any of the foregoing Claims that are Disputed), and the PBGC Liquidating Trust Priority Interest.

1.169    “SRAC Unsecured PIK Notes Claims” means all Claims arising under, derived from, or in connection with, the SRAC Unsecured PIK Notes and/or the SRAC Unsecured PIK Notes Indenture.

1.170    “SRAC Unsecured PIK Notes Indenture” means that certain Supplemental Indenture dated as of March 20, 2018 to the Indenture, dated as of May 15, 1996 (all as amended, supplemented, or otherwise modified prior to the date hereof) by and among Sear Roebuck Acceptance Corp., as issuer and Wilmington Saving Fund Society, FSB, as successor trustee and the guarantors listed therein providing for the SRAC Unsecured PIK Notes.

1.171    “SRAC Unsecured PIK Notes” means the 7.00%/12% PIK Unsecured Notes due March 31, 2028 issued pursuant to the SRAC Unsecured PIK Notes Indenture.

1.172    “SRAC Unsecured PIK Notes Trustee” means Wilmington Savings Fund Society, FSB, solely in its capacity as trustee under the SRAC Unsecured PIK Notes Indenture and any predecessor or successor thereto.

1.173    “Subordinated Securities Claims” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code.

1.174    “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.175    “Toggle Plan” has the meaning set forth in Section 9.2(e) herein.

1.176    “Toggle Plan Intercompany Loan Interest Rate” shall mean, pursuant to the Toggle Plan, the interest rate payable to lenders of post-Effective Date intercompany loans.

1.177    “Total Assets” means collectively, (a) General Assets, (b) Specified Causes of Action, and (c) Credit Bid Release Consideration.

1.178    “Transform” means Transform Holdco LLC, as established by ESL.

1.179    “U.S. Trustee” means the United States Trustee for the Southern District of New York.

1.180    “UBL Claim” means any and all Claims (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, or undisputed) of PBGC for the “unfunded benefit liabilities” together with interest of the Pension Plans under ERISA Section 4062(b)(1)(A) against SHC and each other member of its “controlled group”, as that term is defined in ERISA section 4001(a)(14).

1.181    “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.182    “Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.183    “Unsecured Notes Claims” means the 1995 Unsecured SRAC Notes Claims, the 2002 Unsecured SRAC Notes Claims, the SRAC Unsecured PIK Notes Claims, the Senior Unsecured Notes Claims and the Unsecured PIK Notes Claims.

1.184    “Unsecured Notes Indentures” means the 1995 Unsecured SRAC Notes Indenture, the 2002 Unsecured SRAC Notes Indenture, the SRAC Unsecured PIK Notes Indenture, the Senior Unsecured Notes Indenture and the Unsecured PIK Notes Indenture.

1.185    “Unsecured Notes Trustees” means the 1995 Unsecured SRAC Notes Trustee, the 2002 Unsecured SRAC Notes Trustee, the SRAC Unsecured PIK Notes Trustee, the Senior Unsecured Notes Trustee and the Unsecured PIK Notes Trustee.

1.186    “Unsecured PIK Notes” means the 8% Senior Unsecured Convertible PIK Toggle Notes due 2019 issued pursuant to the Unsecured PIK Notes Indenture.

1.187    “Unsecured PIK Notes Claims” means all Claims arising under, derived from or in connection with, the Unsecured PIK Notes and/or the Unsecured PIK Notes Indenture.

1.188    “Unsecured PIK Notes Indenture” means that certain Indenture, dated as of November 21, 2014 (as amended by that certain Second Supplemental Indenture, dated as of March 20, 2018 and as thereafter amended, supplemented, or otherwise modified from time to time), between SHC and the Unsecured PIK Notes Trustee.

1.189    “Unsecured PIK Notes Trustee” means Computershare Trust Company, N.A., solely in its capacity as trustee under the Unsecured PIK Notes Indenture and any predecessor or successor thereto.

1.190    “Voting Deadline” means the date by which all persons or Entities entitled to vote on the Plan must vote to accept or reject the Plan.

1.191    “Wind Down” means, the process of winding down, dissolving, and liquidating the Estates and their Assets in accordance with the Plan.

1.192    “Wind Down Account” means a deposit account at Bank of America, N.A. holding up to $240 million, held on behalf of the respective contributing Debtors and, following the Effective Date, the Liquidating Trust. The Wind Down Account and the amounts on deposit in the Wind Down Account shall be available and used only to satisfy wind down costs of the Debtors and the Liquidating Trust and, except as otherwise ordered by the Bankruptcy Court, shall not be subject to any prepetition liens or any liens or superpriority Claims granted under the Final DIP ABL Order, the Confirmation Order or the Plan; provided that any funds remaining in the Wind Down Account at the Closing Date of the Debtors’ estates by the Liquidating Trustee shall be distributed as General Assets pursuant to the Plan and the Liquidating Trust Agreement.

B.    Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (d) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (e) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.    Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D.    Controlling Document.

In the event of any conflict between the terms and provisions in the Plan and the terms and provisions in the Disclosure Statement, the Plan Supplement, any other instrument or document created or executed pursuant to the Plan, or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), the Plan shall govern and control; provided that, in the event of a conflict between the Liquidating Trust Agreement, on the one hand, and any of the Plan, the Plan Supplement or the Definitive Documents, on the other hand, the Liquidating Trust Agreement shall govern and control in all respects relating to the Liquidating Trust; provided further that, in the event of a conflict between the Confirmation Order, on the one hand, and any of the Plan, the Plan Supplement (other than as set forth herein with respect to the Liquidating Trust Agreement), the Definitive Documents, on the other hand, the Confirmation Order shall govern and control in all respects.

ARTICLE II    ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1.    Administrative Expense Claims.

(a)    Except to the extent that a holder of an Allowed Administrative Expense Claim agrees with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim) shall receive, in final satisfaction, settlement, release, and discharge of such Claim from the respective Debtor or Liquidating Trust, as applicable, Cash in an amount equal to such Allowed Administrative Expense Claim on the latest of (i) the Effective Date, (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, and (iii) the next Distribution Date after such Administrative Expense Claim becomes an Allowed Administrative Expense Claim. Administrative Expense Claims shall be paid (x) first out of the Wind Down Account; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, subject to the payment in full of any Allowed ESL 507(b) Priority Claims and Other 507(b) Priority Claims in accordance with Sections 2.4 and 2.5 of the Plan, respectively, from the Net Proceeds of Total Assets; provided, that, for the avoidance of doubt Administrative Expense Claims shall be paid on the latest of (i) the Effective Date, (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, and (iii) the next Distribution Date after such Administrative Expense Claim becomes an Allowed Administrative Expense Claim. For the avoidance of doubt, this Section 2.1 shall not govern Distributions on Allowed ESL 507(b) Claims and Other 507(b) Priority Claims and Distributions on such Claims shall be governed by Sections 2.4 and 2.5 of the Plan, respectively.

(b)    In accordance with the Asset Purchase Agreement:

(i)    Holders of Allowed Administrative Expense Claims arising under section 503(b)(9) of the Bankruptcy Code shall be paid, (x) first by or on behalf of the Debtors on or after the date that Transform or any of its subsidiaries satisfies any amounts that may be owed pursuant to section 2.3(k)(iv) of the Asset Purchase Agreement up to $139 million in the aggregate, as may be reduced, dollar-for-dollar by, as applicable, the Aggregate DIP Shortfall Amount, Specified Receivables Shortfall Amount, Warranty Receivables Shortfall Amount and Prepaid Inventory Shortfall Amount (as those terms are defined in the Asset Purchase Agreement) and less any amounts previously satisfied by the Transform or any of its subsidiaries, and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, in accordance with Section 2.1(a).

(ii)    Holders of Allowed Administrative Expense Claims arising under Other Payables (as defined in the Asset Purchase Agreement) shall be paid, (x) first by or on behalf of the Debtors on or after the date that Transform or any of its subsidiaries satisfies any amounts that may be owed pursuant to section 2.3(k)(v) of the Asset Purchase Agreement up to $166 million in the aggregate as may be reduced, dollar-for-dollar by, as applicable, the Aggregate DIP Shortfall Amount (as defined in the Asset Purchase Agreement) and less any amounts previously satisfied by the Transform or any of its subsidiaries, and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, in accordance with Section 2.1(a).

(c)    Holders of Administrative Expense Claims that are required to file a Claim for payment of such Administrative Expense Claims and that did not file such a Claim by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or their property (including the Liquidating Trust), and such Administrative Expense Claims shall be deemed compromised, settled, and released without consideration as of the Effective Date.

2.2.    Fee Claims.

(a)    All Entities seeking an award by the Bankruptcy Court of Fee Claims shall file and serve on counsel to (i) the Debtors, (ii) the Creditors’ Committee, (iii) the Liquidating Trustee, (iv) the Fee Examiner, and (v) the U.S. Trustee on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Commencement Date through the Effective Date. Objections to any Fee Claims must be filed and served on counsel to the Debtors, the Creditors’ Committee, the Liquidating Trustee, the Fee Examiner, and the U.S. Trustee, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

(b)    Allowed Fee Claims shall be paid in full, in Cash, by the Debtors or Liquidating Trust, as applicable, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim is entered or as soon as reasonably practicable thereafter; or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim, the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld), or the Liquidating Trustee, as applicable, (x) first out of the Carve Out Account; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets. Notwithstanding the foregoing, any Fee Claims that are authorized to be paid pursuant to any administrative orders entered by the Bankruptcy Court may be paid at the times and in the amounts authorized pursuant to such orders.

(c)    On or about the Effective Date, holders of Fee Claims shall provide a reasonable estimate of unpaid Fee Claims incurred in rendering services five (5) Business Days before the Effective Date to the Debtors, the Creditors’ Committee, and the Liquidating Trustee and the Debtors or Liquidating Trustee, as applicable, shall fund from collateral subordinate to the Carve Out Account or the Wind Down Account such estimated amounts into the Carve Out Account for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties. If a holder of a Fee Claim does not provide an estimate, the Debtors, in consultation with the Creditors’ Committee, or Liquidating Trustee, as applicable, may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Fee Claim. When all such Allowed Fee Claims have been paid in full, any remaining amount in such Carve Out Account for purposes of this paragraph shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Debtor(s) that funded such amounts without any further action or order of the Bankruptcy Court.

(d)    The Liquidating Trustee is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3.    Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Tax Claim from the applicable Debtor(s) or the Liquidating Trust, as applicable, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the latest of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date; (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; (iii) the next Distribution Date after such Priority Tax Claim becomes an Allowed Priority Tax Claim; and (iv) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; or (b) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Commencement Date, paid (x) first out of the Wind Down Account, subject to the payment in full of Administrative Expense Claims, and pro rata with any Priority Non-Tax Claims; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets; provided, that the Debtors and Liquidating Trust reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

In accordance with the Asset Purchase Agreement holders of Allowed Priority Tax Claims that are Assumed Property Tax Liabilities as defined in Section 1.1 of the Asset Purchase Agreement shall be paid, (x) first by or on behalf of the Debtors on or after the date that Transform pays amounts owed pursuant to section 2.3(l) of the Asset Purchase Agreement up to $135 million in the aggregate, and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, in accordance with Section 2.12.1(a).

2.4.    ESL 507(b) Priority Claims.

Unless otherwise agreed by the holder of such Claims with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to the extent any ESL 507(b) Priority Claims are Allowed, ESL shall receive, from the Debtors or the Liquidating Trust, as applicable, and, in full and final satisfaction, settlement, release, and discharge of such Allowed ESL 507(b) Priority Claims, payment in Cash subject to the limitations set forth in section 9.13(c)(ii) of the Asset Purchase Agreement, which provides as follows:

After giving effect to the credit bid set forth in Section 3.1(b) [of the Asset Purchase Agreement], ESL shall be entitled to assert any deficiency Claims, Claims arising under Section 507(b) of the Bankruptcy Code, or other Claims and causes of action that it may have against the Debtors and their estates in the Chapter 11 Cases, provided that . . . (ii) any ESL Claims arising under Section 507(b) of the Bankruptcy Code shall be entitled to distributions of not more than $50 million from the proceeds of any Claims or causes of action of the Debtors or their estates other than the Claims and causes of action described in the preceding clause (c)(i); provided that, in the event that, in the absence of this clause (c)(ii), any such proceeds to the Debtors or their estates would have resulted in distributions in respect of such ESL Claims in excess of $50 million, the right to receive such distributions in excess of $50 million shall be treated as an unsecured claim and receive pro rata recoveries with general unsecured claims other than the [Specified Causes of Action] . . . .

Holders of Allowed ESL 507(b) Priority Claims, if any, shall be entitled to superpriority administrative expense status (a) on a pro rata basis with Allowed Other 507(b) Priority Claims (solely with respect to the Net Proceeds of General Assets), and (b) senior to all Administrative Expense Claims, and shall be entitled to payment pursuant to the Plan from the Net Proceeds of General Assets, prior to the payment of any other Administrative Expense Claims other than Fee Claims to the extent of the Carve Out, from such Net Proceeds (provided, that, Distributions to administrative and junior Claims may be made if an adequate Disputed Claim Reserve is maintained for Disputed ESL 507(b) Priority Claims).

Notwithstanding the foregoing, except as otherwise provided by an order of the Bankruptcy Court, in accordance with the DIP Order, the ESL 507(b) Priority Claims, if any, shall not be entitled to any Cash proceeds of the Wind Down Account. For the avoidance of doubt, pursuant to the terms of the Sale Order and the Asset Purchase Agreement, notwithstanding any order of the Bankruptcy Court to the contrary or section 1129 of the Bankruptcy Code, it shall not be a condition to confirmation of the Plan that the ESL 507(b) Priority Claims be paid in full or in part.

2.5.    Other 507(b) Priority Claims.

Unless otherwise agreed by the holders of such Claims with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to the extent any Other 507(b) Priority Claims are Allowed, each holder of such Allowed 507(b) Priority Claim shall receive, from the Debtors or Liquidating Trust, as applicable, and, in full and final satisfaction, settlement, release, and discharge of such Allowed Other 507(b) Priority Claims, payment in full in Cash from the Net Proceeds of Total Assets on the latest of (i) the Effective Date, (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Other 507(b) Priority Claim becomes an Allowed Other 507(b) Priority Claim, and (iii) the next Distribution Date after such Other 507(b) Priority Claim becomes an Allowed Other 507(b) Priority Claim.

Holders of Allowed Other 507(b) Priority Claims shall be entitled to superpriority administrative expense priority status (a) on a pro rata basis with Allowed ESL 507(b) Priority Claims (solely with respect to the Net Proceeds of General Assets), (b) otherwise senior to all other Administrative Expense Claims and payment pursuant to the Plan prior to the payment of any other Administrative Expense Claims other than Fee Claims to the extent of the Carve Out (provided, that, Distributions to administrative and junior Claims may be made if an adequate Disputed Claim Reserve is maintained for disputed Other 507(b) Priority Claims in an amount to be determined by the Bankruptcy Court).

Notwithstanding the foregoing, Other 507(b) Priority Claims shall not be entitled to any Cash proceeds of the Wind Down Account, except as otherwise provided by an order or orders of the Bankruptcy Court, which order, with respect to the Other 507(b) Priority Claims of the Mortgagees, is the Sale Order.

ARTICLE III    CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1.    Separate Plans.

This Plan constitutes a separate chapter 11 plan of liquidation for each Debtor; if the Plan Settlement is approved, subject to Section 9.2(b). Votes to accept or reject the Plan shall be solicited at each Debtor. If the Plan Settlement as provided in Section 9.2 of this Plan is approved, all classes of Claims against all of the Debtors shall be treated in accordance with the Plan Settlement. Claims against each Debtor, other than Administrative Expense Claims, Other 507(b) Priority Claims, ESL 507(b) Priority Claims, and Priority Tax Claims are classified for all purposes (unless otherwise specified), including voting and Distribution pursuant to the Plan.

3.2.    Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and Distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.3.    Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan; (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (c) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Other 507(b) Priority Claims, ESL 507(b) Priority Claims, and Priority Tax Claims have not been classified.

Kmart Corp.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)
2	Secured Claims	Impaired	Yes
3	PBGC Claims	Impaired	Yes
4	General Unsecured Claims	Impaired	Yes
5	ESL Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Impaired	No (Deemed to Reject)
7	Intercompany Interests	Impaired	No (Deemed to Reject)
8	Subordinated Securities Claims	Impaired	No (Deemed to Reject)

Kmart Stores of Illinois LLC

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)
2	Secured Claims	Impaired	Yes
3	PBGC Claims	Impaired	Yes
4(A)	General Unsecured Claims (other than Guarantee Claims)	Impaired	Yes
4(B)	Guarantee Claims	Impaired	Yes
5	ESL Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Impaired	No (Deemed to Reject)
7	Intercompany Interests	Impaired	No (Deemed to Reject)
8	Subordinated Securities Claims	Impaired	No (Deemed to Reject)

Kmart of Washington LLC

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)
2	Secured Claims	Impaired	Yes
3	PBGC Claims	Impaired	Yes
4(A)	General Unsecured Claims (other than Guarantee Claims)	Impaired	Yes
4(B)	Guarantee Claims	Impaired	Yes
5	ESL Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Impaired	No (Deemed to Reject)
7	Intercompany Interests	Impaired	No (Deemed to Reject)
8	Subordinated Securities Claims	Impaired	No (Deemed to Reject)

Sears Holdings Corp.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)
2	Secured Claims	Impaired	Yes
3	PBGC Claims	Impaired	Yes
4	General Unsecured Claims	Impaired	Yes
5	ESL Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Impaired	No (Deemed to Reject)
7	Intercompany Interests	Impaired	No (Deemed to Reject)
8	Subordinated Securities Claims	Impaired	No (Deemed to Reject)
9	Existing SHC Equity Interests	Impaired	No (Deemed to Reject)

All other Debtors

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)
2	Secured Claims	Impaired	Yes
3	PBGC Claims	Impaired	Yes
4	General Unsecured Claims	Impaired	Yes
5	ESL Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Impaired	No (Deemed to Reject)
7	Intercompany Interests	Impaired	No (Deemed to Reject)
8	Subordinated Securities Claims	Impaired	No (Deemed to Reject)

3.4.    Special Provision Governing Unimpaired Claims.

Nothing under the Plan shall affect the rights of the Debtors or the Liquidating Trust, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5.    Elimination of Vacant Classes.

Any Class of Claims against or Interests in the Debtors that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.6.    Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court at the Confirmation Hearing to deem the Plan accepted by the holders of such Claims in such Class.

3.7.    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan, subject to the reasonable consent of the Creditors’ Committee, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

3.8.    Second Lien Debt Claims.

Holders of Allowed Claims (if any) arising under the Second Lien Debt shall receive (i) the same treatment as holders of Secured Claims as set forth in Sections 4.2, 5.2, 6.2, 7.2, 8.2 of the Plan to the extent such Claim is a Secured Claim and/or (ii) treatment set forth in Section 4.4, 5.4, 6.4, 7.4, 8.4 of the Plan for General Unsecured Claims to the extent such Claim is unsecured, as determined in accordance with section 506(a) of the Bankruptcy Code.

ARTICLE IV    TREATMENT OF CLAIMS AND INTERESTS FOR

KMART CORP.

4.1.    Priority Non-Tax Claims (Class 1).

(a)	Classification: Class 1 consists of Priority Non-Tax Claims.

(b)

Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment of such Claim in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or the Liquidating Trustee, each such holder shall receive from the respective Debtor or the Liquidating Trust, as applicable:

(i)

payment in full in Cash in an amount equal to such Claim, payable on the latest of (A) the Effective Date, (B) the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or (C) the next Distribution Date after such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, paid (x) first out of the Wind Down Account, subject to the payment in full of Administrative Expense Claims, and pro rata with any Priority Tax Claims; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets; or

(ii)	such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

4.2.    Secured Claims (Class 2).

(a)

Classification: Class 2 consists of the Secured Claims. To the extent that Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving Distributions under the Plan.

(b)

Treatment: Except to the extent that a holder of an Allowed Secured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to different treatment, on the latest of (x) the Effective Date, (y) the date that is ten (10) Business Days after the date such Secured Claim becomes an Allowed Claim, or (z) the next Distribution Date after such Secured Claim becomes an Allowed Secured Claim, each holder of an Allowed Secured Claim will receive from the Debtor against which its Secured Claim is Allowed, on account and in full satisfaction of such Allowed Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or Liquidating Trustee, as applicable:

(i)	Cash in an amount equal to the Allowed amount of such Secured Claim;

(ii)	transfer of the collateral securing such Secured Claim or the proceeds thereof in satisfaction of the Allowed amount of such Secured Claim; or

(iii)	such other treatment sufficient to render such holder’s Allowed Secured Claim Unimpaired.

(c)

Voting: Class 2 is Impaired because holders of Secured Claims are subject to the releases contained in Section 15.9(b) of the Plan, and, thus, holders of Secured Claims are entitled to vote to accept or reject the Plan.

4.3.    PBGC Claims (Class 3).

(a)	Classification: Class 3 consists of the PBGC Claims.

(b)	Allowance: Pursuant to the PBGC Settlement, the PBGC Unsecured Claim shall be Allowed.

(c)

Treatment: In accordance with the PBGC Settlement, except to the extent otherwise expressly provided under the Plan Settlement as set forth in Section 9.2 of this Plan, PBGC shall receive from the Liquidating Trust, (i) the PBGC Liquidating Trust Priority Interest and (ii) in respect of the Allowed PBGC Unsecured Claims, subject to Section 9.2(a)(viii), PBGC’s Pro Rata share of (w) the Kmart Corp. General Unsecured Liquidating Trust Interests; (x) Kmart Corp. Specified Unsecured Liquidating Trust Interests; (y) the General Unsecured Liquidating Trust Interests; and (z) the Specified Unsecured Liquidating Trust Interests, in full and final satisfaction, settlement, release, and discharge of all PBGC Claims against Kmart Corp; provided, that for the avoidance of doubt, no Kmart Corp. Specified Unsecured Liquidating Trust Interests or Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(d)	Voting: Class 3 is Impaired and, thus, PBGC, as the holder of the PBGC Claims in Class 3, is entitled to vote to accept or reject the Plan.

4.4.    General Unsecured Claims (Class 4).

(a)	Classification: Class 4 consists of General Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, in full and final satisfaction, settlement, release, and discharge of an Allowed General Unsecured Claim, each such holder thereof shall receive its Pro Rata share of (i) the Kmart Corp. General Unsecured Liquidating Trust Interests; (ii) Kmart Corp. Specified Unsecured Liquidating Trust Interests; (iii) the General Unsecured Liquidating Trust Interests; (iv) the Specified Unsecured Liquidating Trust Interests; and (v) any Excess PBGC Amounts that would have been distributed to PBGC on account of Kmart Corp. General Unsecured Liquidating Trust Interests and Kmart Corp. Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Kmart Corp. Specified Unsecured Liquidating Trust Interests or Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4 is Impaired and, thus, holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.5.    ESL Unsecured Claims (Class 5).

(a)	Classification: Class 5 consists of ESL Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan and section 9.13(c) of the Asset Purchase Agreement, except to the extent that a holder of an Allowed ESL Unsecured Claim against Kmart Corp. agrees with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, provided, that, prior to the Effective Date, the Creditors’ Committee shall have consent rights with respect to the Allowance or settlement of any ESL Unsecured Claims that were not Allowed pursuant to the Sale Order, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed ESL Unsecured Claim, each such holder thereof shall receive its Pro Rata share of (i) the Kmart Corp. General Unsecured Liquidating Trust Interests; (ii) the General Unsecured Liquidating Trust Interests; and (iii) any Excess PBGC Amounts that would have been distributed to PBGC on account of Kmart Corp. General Unsecured Liquidating Trust Interests.

(c)	Voting: Class 5 is Impaired, and, thus, holders of Allowed ESL Unsecured Claims are entitled to vote to accept or reject the Plan.

4.6.    Intercompany Claims (Class 6).

(a)	Classification: Class 6 consists of Intercompany Claims.

(b)

Treatment: On the Effective Date, pursuant to the Plan Settlement as provided in Section 9.2 of this Plan, except as provided in Section 9.2(e), no separate distributions shall be made under the Plan on account of Intercompany Claims, and such Claims shall be extinguished by distribution, contribution, or otherwise, in the discretion of the Debtors (subject to the Creditors’ Committee Notice Procedures) and in accordance with section 9.2(a) of the Asset Purchase Agreement.

(c)

Voting: Class 6 is Impaired. Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.7.    Intercompany Interests (Class 7).

(a)	Classification: Class 7 consists of Intercompany Interests.

(b)

Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled. Each such holder thereof shall neither receive nor retain any property of the Estate or direct interest in property of the Estate of the Debtors on account of such Intercompany Interest.

(c)

Voting: Class 7 is Impaired. Holders of Intercompany Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.8.    Subordinated Securities Claims (Class 8).

(a)	Classification: Class 8 consists of Subordinated Securities Claims.

(b)

Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)

Voting: Class 8 is Impaired. Holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

ARTICLE V    TREATMENT OF CLAIMS AND INTERESTS FOR

KMART STORES OF ILLINOIS LLC

5.1.    Priority Non-Tax Claims (Class 1).

(a)	Classification: Class 1 consists of Priority Non-Tax Claims.

(b)

Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment of such Claim in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or the Liquidating Trustee, each such holder shall receive from the respective Debtor or the Liquidating Trust, as applicable:

(i)

payment in full in Cash in an amount equal to such Claim, payable on the latest of (A) the Effective Date, (B) the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or (C) the next Distribution Date after such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, paid (x) first out of the Wind Down Account, subject to the payment in full of Administrative Expense Claims, and pro rata with any Priority Tax Claims; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets; or

(ii)	such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

5.2.    Secured Claims (Class 2).

(a)

Classification: Class 2 consists of the Secured Claims. To the extent that Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving Distributions under the Plan.

(b)

Treatment: Except to the extent that a holder of an Allowed Secured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to different treatment, on the latest of (x) the Effective Date, (y) the date that is ten (10) Business Days after the date such Secured Claim becomes an Allowed Claim, or (z) the next Distribution Date after such Secured Claim becomes an

Allowed Secured Claim, each holder of an Allowed Secured Claim will receive from the Debtor against which its Secured Claim is Allowed, on account and in full satisfaction of such Allowed Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or Liquidating Trustee, as applicable:

(i)	Cash in an amount equal to the Allowed amount of such Secured Claim;

(ii)	transfer of the collateral securing such Secured Claim or the proceeds thereof in satisfaction of the Allowed amount of such Secured Claim; or

(iii)	such other treatment sufficient to render such holder’s Allowed Secured Claim Unimpaired.

(c)

Voting: Class 2 is Impaired because holders of Secured Claims are subject to the releases contained in Section 15.9(b) of the Plan, and, thus, holders of Secured Claims are entitled to vote to accept or reject the Plan.

5.3.    PBGC Claims (Class 3).

(a)	Classification: Class 3 consists of the PBGC Claims.

(b)	Allowance: Pursuant to the PBGC Settlement, the PBGC Unsecured Claim shall be Allowed.

(c)

Treatment: In accordance with the PBGC Settlement, except to the extent otherwise expressly provided under the Plan Settlement as set forth in Section 9.2 of this Plan, PBGC shall receive from the Liquidating Trust, (i) the PBGC Liquidating Trust Priority Interest and (ii) in respect of the Allowed PBGC Unsecured Claims, subject to Section 9.2(a)(viii), PBGC’s Pro Rata share of (w) Kmart IL Guarantee General Unsecured Liquidating Trust Interests; (x) Kmart IL Guarantee Specified Unsecured Liquidating Trust Interests; (y) the General Unsecured Liquidating Trust Interests; and (z) the Specified Unsecured Liquidating Trust Interests, in full and final satisfaction, settlement, release, and discharge of all PBGC Claims against Kmart Stores of Illinois LLC; provided, that for the avoidance of doubt, no Kmart IL Guarantee Specified Unsecured Liquidating Trust Interests or Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(d)	Voting: Class 3 is Impaired and, thus, PBGC, as the holder of the PBGC Claims in Class 3, is entitled to vote to accept or reject the Plan.

5.4.    General Unsecured Claims (other than Kmart IL Guarantee Claims) (Class 4(A)).

(a)	Classification: Class 4(A) consists of General Unsecured Claims (other than Kmart IL Guarantee Claims).

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed General Unsecured Claim (other than a Guarantee Claim) agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating

Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed General Unsecured Claim (other than a Guarantee Claim), each such holder thereof shall receive its Pro Rata share of (i) the General Unsecured Liquidating Trust Interests and (ii) the Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4(A) is Impaired and, thus, holders of General Unsecured Claims (other than Guarantee Claims) are entitled to vote to accept or reject the Plan.

5.5.    Guarantee Claims (Class 4(B)).

(a)	Classification: Class 4(B) consists of Kmart IL Guarantee Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed Guarantee Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed Guarantee Claim, each such holder thereof shall receive its Pro Rata share of: (i) Kmart IL Guarantee General Unsecured Liquidating Trust Interests; (ii) Kmart IL Guarantee Specified Unsecured Liquidating Trust Interests; (iii) the General Unsecured Liquidating Trust Interests; (iv) the Specified Unsecured Liquidating Trust Interests; and (v) any Excess PBGC Amounts that would have been distributed to PBGC on account of Kmart IL Guarantee General Unsecured Liquidating Trust Interests and Kmart IL Guarantee Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Kmart IL Guarantee Specified Unsecured Liquidating Trust Interests or Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4(B) is Impaired and, thus, holders of Guarantee Claims are entitled to vote to accept or reject the Plan.

5.6.    ESL Unsecured Claims (Class 5).

(a)	Classification: Class 5 consists of ESL Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan and section 9.13(c) of the Asset Purchase Agreement, except to the extent that a holder of an Allowed ESL Unsecured Claim against Kmart Stores of Illinois LLC agrees with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, provided, that, prior to the Effective Date, the Creditors’ Committee shall have consent rights with respect to the Allowance or settlement of any ESL Unsecured Claims that were not Allowed pursuant to the Sale Order,or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed ESL Unsecured Claim, each such holder thereof shall receive its Pro Rata share of: (i) Kmart IL Guarantee General Unsecured Liquidating Trust Interests, including any Excess PBGC

Amounts; (ii) the General Unsecured Liquidating Trust Interests; and (iii) any Excess PBGC Amounts that would have been distributed to PBGC on account of Kmart IL Guarantee General Unsecured Liquidating Trust Interests.

(c)	Voting: Class 5 is Impaired, and, thus, holders of Allowed ESL Unsecured Claims are entitled to vote to accept or reject the Plan.

5.7.    Intercompany Claims (Class 6).

(a)	Classification: Class 6 consists of Intercompany Claims.

(b)

Treatment: On the Effective Date, pursuant to the Plan Settlement as provided in Section 9.2 of this Plan, except as provided in Section 9.2(e), no separate distributions shall be made under the Plan on account of Intercompany Claims, and such Claims shall be extinguished by distribution, contribution, or otherwise, in the discretion of the Debtors (subject to the Creditors’ Committee Notice Procedures) and in accordance with section 9.2(a) of the Asset Purchase Agreement.

(c)

Voting: Class 6 is Impaired. Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

5.8.    Intercompany Interests (Class 7).

(a)	Classification: Class 7 consists of Intercompany Interests.

(b)

Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled. Each such holder thereof shall neither receive nor retain any property of the Estate or direct interest in property of the Estate of the Debtors on account of such Intercompany Interest.

(c)

Voting: Class 7 is Impaired. Holders of Intercompany Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

5.9.    Subordinated Securities Claims (Class 8).

(a)	Classification: Class 8 consists of Subordinated Securities Claims.

(b)

Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)

Voting: Class 8 is Impaired. Holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

ARTICLE VI    TREATMENT OF CLAIMS AND INTERESTS FOR

KMART OF WASHINGTON LLC

6.1.    Priority Non-Tax Claims (Class 1).

(a)	Classification: Class 1 consists of Priority Non-Tax Claims.

(b)

Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment of such Claim in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or the Liquidating Trustee, each such holder shall receive from the respective Debtor or the Liquidating Trust, as applicable:

(i)

payment in full in Cash in an amount equal to such Claim, payable on the latest of (A) the Effective Date, (B) the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or (C) the next Distribution Date after such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, paid (x) first out of the Wind Down Account, subject to the payment in full of Administrative Expense Claims, and pro rata with any Priority Tax Claims; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets; or

(ii)	such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

6.2.    Secured Claims (Class 2).

(a)

Classification: Class 2 consists of the Secured Claims. To the extent that Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving Distributions under the Plan.

(b)

Treatment: Except to the extent that a holder of an Allowed Secured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to different treatment, on the latest of (x) the Effective Date, (y) the date that is ten (10) Business Days after the date such Secured Claim becomes an Allowed Claim, or (z) the next Distribution Date after such Secured Claim becomes an Allowed Secured Claim, each holder of an Allowed Secured Claim will receive from the Debtor against which its Secured Claim is Allowed, on account and in full satisfaction of such Allowed Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or Liquidating Trustee, as applicable:

(i)	Cash in an amount equal to the Allowed amount of such Secured Claim;

(ii)	transfer of the collateral securing such Secured Claim or the proceeds thereof in satisfaction of the Allowed amount of such Secured Claim; or

(iii)	such other treatment sufficient to render such holder’s Allowed Secured Claim Unimpaired.

(c)

Voting: Class 2 is Impaired because holders of Secured Claims are subject to the releases contained in Section 15.9(b) of the Plan, and, thus, holders of Secured Claims are entitled to vote to accept or reject the Plan.

6.3.    PBGC Claims (Class 3).

(a)	Classification: Class 3 consists of the PBGC Claims.

(b)	Allowance: Pursuant to the PBGC Settlement, the PBGC Unsecured Claim shall be Allowed.

(c)

Treatment: In accordance with the PBGC Settlement, except to the extent otherwise expressly provided under the Plan Settlement as set forth in Section 9.2 of this Plan, PBGC shall receive from the Liquidating Trust, (i) the PBGC Liquidating Trust Priority Interest and (ii) in respect of the Allowed PBGC Unsecured Claims, subject to Section 9.2(a)(viii), PBGC’s Pro Rata share of (w) Kmart WA Guarantee General Unsecured Liquidating Trust Interests; (x) Kmart WA Guarantee Specified Unsecured Liquidating Trust Interests; (y) the General Unsecured Liquidating Trust Interests; and (z) the Specified Unsecured Liquidating Trust Interests, in full and final satisfaction, settlement, release, and discharge of all PBGC Claims against Kmart of Washington LLC; provided, that for the avoidance of doubt, no Kmart WA Guarantee Specified Unsecured Liquidating Trust Interests or Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(d)	Voting: Class 3 is Impaired and, thus, PBGC, as the holder of the PBGC Claims in Class 3, is entitled to vote to accept or reject the Plan.

6.4.    General Unsecured Claims (other than Kmart WA Guarantee Claims) (Class 4(A)).

(a)	Classification: Class 4(A) consists of General Unsecured Claims (other than Guarantee Claims).

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed General Unsecured Claim (other than a Guarantee Claim) agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed General Unsecured Claim (other than a Guarantee Claim), each such holder thereof shall receive its Pro Rata share of (i) the General Unsecured Liquidating Trust Interests and (ii) the Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4(A) is Impaired and, thus, holders of General Unsecured Claims (other than Guarantee Claims) are entitled to vote to accept or reject the Plan.

6.5.    Guarantee Claims (Class 4(B)).

(a)	Classification: Class 4(B) consists of Kmart WA Guarantee Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed Guarantee Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed Guarantee Claim, each such holder thereof shall receive its Pro Rata share of: (i) Kmart WA Guarantee General Unsecured Liquidating Trust Interests, including any Excess PBGC Amounts; (ii) Kmart WA Guarantee Specified Unsecured Liquidating Trust Interests; (iii) the General Unsecured Liquidating Trust Interests, including any Excess PBGC Amounts; (iv) the Specified Unsecured Liquidating Trust Interests; and (v) any Excess PBGC Amounts that would have been distributed to PBGC on account of Kmart WA Guarantee General Unsecured Liquidating Trust Interests and Kmart WA Guarantee Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Kmart WA Guarantee Specified Unsecured Liquidating Trust Interests or Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4(B) is Impaired and, thus, holders of Guarantee Claims are entitled to vote to accept or reject the Plan.

6.6.    ESL Unsecured Claims (Class 5).

(a)	Classification: Class 5 consists of ESL Unsecured Claims.

(b)	Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan and section 9.13(c) of the Asset Purchase Agreement, except to the extent that a holder of an Allowed ESL Unsecured Claim against Kmart of Washington LLC agrees with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, provided, that, prior to the Effective Date, the Creditors’ Committee shall have consent rights with respect to the Allowance or settlement of any ESL Unsecured Claims that were not Allowed pursuant to the Sale Order, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed ESL Unsecured Claim, each such holder thereof shall receive its Pro Rata share of: (i) Kmart WA Guarantee General Unsecured Liquidating Trust Interests, including any Excess PBGC Amounts; (ii) the General Unsecured Liquidating Trust Interests; and (iii) any Excess PBGC Amounts that would have been distributed to PBGC on account of Kmart WA Guarantee General Unsecured Liquidating Trust Interests.

(c)	Voting: Class 5 is Impaired, and, thus, holders of Allowed ESL Unsecured Claims are entitled to vote to accept or reject the Plan.

6.7.    Intercompany Claims (Class 6).

(a)	Classification: Class 6 consists of Intercompany Claims.

(b)

Treatment: On the Effective Date, pursuant to the Plan Settlement as provided in Section 9.2 of this Plan, except as provided in Section 9.2(e), no separate distributions shall be made under the Plan on account of Intercompany Claims, and such Claims shall be extinguished by distribution, contribution, or otherwise, in the discretion of the Debtors (subject to the Creditors’ Committee Notice Procedures) and in accordance with section 9.2(a) of the Asset Purchase Agreement.

(c)

Voting: Class 6 is Impaired. Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

6.8.    Intercompany Interests (Class 7).

(a)	Classification: Class 7 consists of Intercompany Interests.

(b)

Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled. Each such holder thereof shall neither receive nor retain any property of the Estate or direct interest in property of the Estate of the Debtors on account of such Intercompany Interest.

(c)

Voting: Class 7 is Impaired. Holders of Intercompany Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

6.9.    Subordinated Securities Claims (Class 8).

(a)	Classification: Class 8 consists of Subordinated Securities Claims.

(b)

Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)

Voting: Class 8 is Impaired. Holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

ARTICLE VII    TREATMENT OF CLAIMS AND INTERESTS FOR SEARS HOLDINGS CORP.

7.1.    Priority Non-Tax Claims (Class 1).

(a)	Classification: Class 1 consists of Priority Non-Tax Claims.

(b)

Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment of such Claim in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors (subject to the reasonable consent of the Creditors’ Committee) or the Liquidating Trustee, each such holder shall receive from the respective Debtor or the Liquidating Trust, as applicable:

(i)

payment in full in Cash in an amount equal to such Claim, payable on the latest of (A) the Effective Date, (B) the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or (C) the next Distribution Date after such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, paid (x) first out of the Wind Down Account, subject to the payment in full of Administrative Expense Claims, and pro rata with any Priority Tax Claims; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets; or

(ii)	such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

7.2.    Secured Claims (Class 2).

(a)

Classification: Class 2 consists of the Secured Claims. To the extent that Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving Distributions under the Plan.

(b)

Treatment: Except to the extent that a holder of an Allowed Secured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to different treatment, on the latest of (x) the Effective Date, (y) the date that is ten (10) Business Days after the date such Secured Claim becomes an Allowed Claim, or (z) the next Distribution Date after such Secured Claim becomes an Allowed Secured Claim, each holder of an Allowed Secured Claim will receive from the Debtor against which its Secured Claim is Allowed, on account and in full satisfaction of such Allowed Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or Liquidating Trustee, as applicable:

(i)	Cash in an amount equal to the Allowed amount of such Secured Claim;

(ii)	transfer of the collateral securing such Secured Claim or the proceeds thereof in satisfaction of the Allowed amount of such Secured Claim; or

(iii)	such other treatment sufficient to render such holder’s Allowed Secured Claim Unimpaired.

(c)

Voting: Class 2 is Impaired because holders of Secured Claims are subject to the releases contained in Section 15.9(b) of the Plan, and, thus, holders of Secured Claims are entitled to vote to accept or reject the Plan.

7.3.    PBGC Claims (Class 3).

(a)	Classification: Class 3 consists of the PBGC Claims.

(b)	Allowance: Pursuant to the PBGC Settlement, the PBGC Unsecured Claim shall be Allowed.

(c)

Treatment: In accordance with the PBGC Settlement, except to the extent otherwise expressly provided under the Plan Settlement as set forth in Section 9.2 of this Plan, PBGC shall receive from the Liquidating Trust, (i) the PBGC Liquidating Trust Priority Interest and (ii) in respect of the Allowed PBGC Unsecured Claims, PBGC’s Pro Rata share of (x) the General Unsecured Liquidating Trust Interests and (y) the Specified Unsecured Liquidating Trust Interests, in full and final satisfaction, settlement, release, and discharge of all PBGC Claims against Sears Holdings Corp.

(d)	Voting: Class 3 is Impaired and, thus, PBGC, as the holder of the PBGC Claims in Class 3, is entitled to vote to accept or reject the Plan.

7.4.    General Unsecured Claims (Class 4).

(a)	Classification: Class 4 consists of General Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed General Unsecured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed General Unsecured Claim, each such holder thereof shall receive its Pro Rata share of (i) the General Unsecured Liquidating Trust Interests and (ii) the Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4 is Impaired and, thus, holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

7.5.    ESL Unsecured Claims (Class 5).

(a)	Classification: Class 5 consists of ESL Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan and section 9.13(c) of the Asset Purchase Agreement, except to the extent that a holder of an Allowed ESL Unsecured Claim against Sears Holdings Corp. agrees with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, provided, that, prior to the Effective Date, the Creditors’ Committee shall have consent rights with respect to the Allowance or settlement of any ESL Unsecured Claims that were not Allowed pursuant to the Sale Order, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed ESL Unsecured Claim, each such holder thereof shall receive its Pro Rata share of the General Unsecured Liquidating Trust Interests.

(c)	Voting: Class 5 is Impaired, and, thus, holders of Allowed ESL Unsecured Claims are entitled to vote to accept or reject the Plan.

7.6.    Intercompany Claims (Class 6).

(a)	Classification: Class 6 consists of Intercompany Claims.

(b)

Treatment: On the Effective Date, pursuant to the Plan Settlement as provided in Section 9.2 of this Plan, except as provided in Section 9.2(e), no separate distributions shall be made under the Plan on account of Intercompany Claims, and such Claims shall be extinguished by distribution, contribution, or otherwise, in the discretion of the Debtors (subject to the Creditors’ Committee Notice Procedures) and in accordance with section 9.2(a) of the Asset Purchase Agreement.

(c)

Voting: Class 6 is Impaired. Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

7.7.    Intercompany Interests (Class 7).

(a)	Classification: Class 7 consists of Intercompany Interests.

(b)

Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled. Each such holder thereof shall neither receive nor retain any property of the Estate or direct interest in property of the Estate of the Debtors on account of such Intercompany Interest.

(c)

Voting: Class 7 is Impaired. Holders of Intercompany Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

7.8.    Subordinated Securities Claims (Class 8).

(a)	Classification: Class 8 consists of Subordinated Securities Claims.

(b)

Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)

Voting: Class 8 is Impaired. Holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

7.9.    Existing SHC Equity Interests (Class 9).

(a)	Classification: Class 9 consists of Existing SHC Equity Interests.

(b)

Treatment: On the Effective Date, all Existing SHC Equity Interests shall be cancelled. Each such holder thereof shall neither receive nor retain any property of the Estate or direct interest in property of the Estate of SHC on account of such Existing SHC Equity Interest.

(c)

Voting: Class 9 is Impaired. Holders of Existing SHC Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Existing SHC Equity Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing SHC Equity Interests.

ARTICLE VIII    TREATMENT OF CLAIMS AND INTERESTS FOR

ALL OTHER DEBTORS

8.1.    Priority Non-Tax Claims (Class 1).

(a)	Classification: Class 1 consists of Priority Non-Tax Claims.

(b)

Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment of such Claim in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or the Liquidating Trustee, each such holder shall receive from the respective Debtor or the Liquidating Trust, as applicable:

(i)

payment in full in Cash in an amount equal to such Claim, payable on the latest of (A) the Effective Date, (B) the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or (C) the next Distribution Date after such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, paid (x) first out of the Wind Down Account, subject to the payment in full of Administrative Expense Claims, and pro rata with any Priority Tax Claims; and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holders pursuant to this sentence, from the Net Proceeds of Total Assets; or

(ii)	such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

8.2.    Secured Claims (Class 2).

(a)

Classification: Class 2 consists of the Secured Claims. To the extent that Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving Distributions under the Plan.

(b)

Treatment: Except to the extent that a holder of an Allowed Secured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to different treatment, on the latest of (x) the Effective Date, (y) the date that is ten (10) Business Days after the date such Secured Claim becomes an Allowed Claim, or (z) the next Distribution Date after such Secured Claim becomes an

Allowed Secured Claim, each holder of an Allowed Secured Claim will receive from the Debtor against which its Secured Claim is Allowed, on account and in full satisfaction of such Allowed Claim, at the option of the Debtors (subject to the Creditors’ Committee Notice Procedures) or Liquidating Trustee, as applicable:

(i)	Cash in an amount equal to the Allowed amount of such Secured Claim;

(ii)	transfer of the collateral securing such Secured Claim or the proceeds thereof in satisfaction of the Allowed amount of such Secured Claim; or

(iii)	such other treatment sufficient to render such holder’s Allowed Secured Claim Unimpaired.

(c)

Voting: Class 2 is Impaired because holders of Secured Claims are subject to the releases contained in Section 15.9(b) of the Plan, and, thus, holders of Secured Claims are entitled to vote to accept or reject the Plan.

8.3.    PBGC Claims (Class 3).

(a)	Classification: Class 3 consists of the PBGC Claims.

(b)	Allowance: Pursuant to the PBGC Settlement, the PBGC Unsecured Claim shall be Allowed.

(c)

Treatment: In accordance with the PBGC Settlement, except to the extent otherwise expressly provided under the Plan Settlement as set forth in Section 9.2 of this Plan, PBGC shall receive from the Liquidating Trust, (i) the PBGC Liquidating Trust Priority Interest and (ii) in respect of the Allowed PBGC Unsecured Claims, PBGC’s Pro Rata share of (x) the General Unsecured Liquidating Trust Interests and (y) the Specified Unsecured Liquidating Trust Interests, in full and final satisfaction, settlement, release, and discharge of all PBGC Claims against any Debtor (other than Kmart Corp., Kmart Stores of Illinois LLC, Kmart of Washington LLC, and Sears Holdings Corp.) for which the Plan is confirmed.

(d)	Voting: Class 3 is Impaired and, thus, PBGC, as the holder of the PBGC Claims in Class 3, is entitled to vote to accept or reject the Plan.

8.4.    General Unsecured Claims (Class 4).

(a)	Classification: Class 4 consists of General Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan, except to the extent that a holder of an Allowed General Unsecured Claim agrees with the Debtors (subject to the Creditors’ Committee Notice Procedures) prior to the Effective Date, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of an Allowed General Unsecured Claim, each such holder thereof shall receive its Pro Rata share of (i) the General Unsecured Liquidating Trust Interests and (ii) the Specified Unsecured Liquidating Trust Interests; provided, that for the avoidance of doubt, no Specified Unsecured Liquidating Trust Interests shall be granted to holders of Allowed ESL Unsecured Claims.

(c)	Voting: Class 4 is Impaired and, thus, holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

8.5.    ESL Unsecured Claims (Class 5).

(a)	Classification: Class 5 consists of ESL Unsecured Claims.

(b)

Treatment: Subject to the Plan Settlement as provided in Section 9.2 of this Plan and section 9.13(c) of the Asset Purchase Agreement, except to the extent that a holder of an Allowed ESL Unsecured Claim against all Debtors other than (i) Kmart Corp., (ii) Kmart Stores of Illinois LLC, (iii) Kmart of Washington LLC, and (iv) Sears Holdings Corp., agrees with the Debtors (subject to the consent of the Creditors’ Committee, not to be unreasonably withheld) prior to the Effective Date, provided, that, prior to the Effective Date the Creditors’ Committee shall have consent rights with respect to the Allowance or settlement of any ESL Unsecured Claims that were not Allowed pursuant to the Sale Order, or the Liquidating Trust after the Effective Date, to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed ESL Unsecured Claim, each such holder thereof shall receive its Pro Rata share of the General Unsecured Liquidating Trust Interests.

(c)	Voting: Class 5 is Impaired, and, thus, holders of Allowed ESL Unsecured Claims are entitled to vote to accept or reject the Plan.

8.6.    Intercompany Claims (Class 6).

(a)	Classification: Class 6 consists of Intercompany Claims.

(b)

Treatment: On the Effective Date, pursuant to the Plan Settlement as provided in Section 9.2 of this Plan, except as provided in Section 9.2(e), no separate distributions shall be made under the Plan on account of Intercompany Claims, and such Claims shall be extinguished by distribution, contribution, or otherwise, in the discretion of the Debtors (subject to the Creditors’ Committee Notice Procedures) and in accordance with section 9.2(a) of the Asset Purchase Agreement.

(c)

Voting: Class 6 is Impaired. Holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

8.7.    Intercompany Interests (Class 7).

(a)	Classification: Class 7 consists of Intercompany Interests.

(b)

Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled. Each such holder thereof shall neither receive nor retain any property of the Estate or direct interest in property of the Estate of the Debtors on account of such Intercompany Interest.

(c)

Voting: Class 7 is Impaired. Holders of Intercompany Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

8.8.    Subordinated Securities Claims (Class 8).

(a)	Classification: Class 8 consists of Subordinated Securities Claims.

(b)

Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)

Voting: Class 8 is Impaired. Holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

ARTICLE IX    MEANS FOR IMPLEMENTATION.

9.1.    Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any Distribution to be made on account of an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

9.2.    Plan Settlement.

(a)    As a proposed compromise and settlement of inter-estate and inter-creditor issues, including those relating to whether the liabilities and assets of the Debtors should be substantively consolidated for distribution purposes under the Plan (the “Plan Settlement”), the following treatment shall apply if the Plan Settlement is accepted and approved:

(i)	all Assets of the Debtors shall be consolidated and treated as Liquidating Trust Assets irrespective of which Debtor owns such Asset;

(ii)	all guarantee Claims (other than Kmart IL Guarantee Claims, Kmart WA Guarantee Claims, ESL Unsecured Claims against Kmart, ESL

Unsecured Claims against Kmart Stores of Illinois LLC and ESL Unsecured Claims against Kmart of Washington LLC) will not be entitled to Distributions from the Liquidating Trust;

(iii)

all Claims against any Debtors on account of joint obligations of two or more Debtors (other than Kmart IL Guarantee Claims, Kmart WA Guarantee Claims, ESL Unsecured Claims against Kmart, ESL Unsecured Claims against Kmart Stores of Illinois LLC and ESL Unsecured Claims against Kmart of Washington LLC) shall be treated as a single Claim entitled to a single recovery against the Liquidating Trust Assets;

(iv)	each holder of an Secured Claim shall only receive a recovery from the Debtor against which the Secured Claim is Allowed;

(v)	pre- and post-petition Intercompany Claims shall be disregarded and not participate in Distributions from the Liquidating Trust;

(vi)

each holder of an Administrative Expense Claim, Priority Tax Claim, ESL 507(b) Priority Claim, subject to the limitations contained herein, Other 507(b) Priority Claim, or Priority Non-Tax Claim, shall receive its Distributions from the consolidated Liquidating Trust Assets, irrespective of the Debtor against which such Claim was filed or is Allowed; and

(vii)

after satisfaction in full (or reserving for Disputed Claims) of Claims reflected in Section 9.2(a)(vi) in accordance with the Plan, holders of Allowed PBGC Claims, General Unsecured Claims, Guarantee Claims, and ESL Unsecured Claims shall share in the applicable Total Assets as follows (subject to Section 9.2(a)(viii) with regard to the Allowed PBGC Claim):

(1)	7.60% of Net Proceeds of General Assets for holders of Allowed General Unsecured Claims, the Allowed PBGC Unsecured Claim, and Allowed ESL Unsecured Claims against Kmart Corp.;

(2)

1.19% of Net Proceeds of General Assets for holders of Allowed Kmart IL Guarantee Claims, the Allowed PBGC Unsecured Claim against Kmart Stores of Illinois LLC and Allowed ESL Unsecured Claims against Kmart Stores of Illinois LLC;

(3)

0.16% of Net Proceeds of General Assets for holders of Allowed Kmart WA Guarantee Claims, the Allowed PBGC Unsecured Claim against Kmart of Washington LLC, and Allowed ESL Unsecured Claims against Kmart of Washington LLC;

(4)

91.05% of Net Proceeds of General Assets for the following classes of claims: (x) Allowed General Unsecured Claims, the Allowed PBGC Unsecured Claim, and Allowed ESL Unsecured Claims against Kmart Corp., (y) Allowed Kmart IL Guarantee

Claims, the Allowed PBGC Unsecured Claim against Kmart Stores of Illinois LLC, and Allowed ESL Unsecured Claims against Kmart Stores of Illinois LLC, and (z) Allowed Kmart WA Guarantee Claims, the Allowed PBGC Unsecured Claim against Kmart of Washington LLC, and Allowed ESL Unsecured Claims against Kmart of Washington LLC;

(5)	7.60% of Net Proceeds of Specified Causes of Action and the Credit Bid Release Consideration for holders of Allowed General Unsecured Claims and the Allowed PBGC Unsecured Claim against Kmart Corp.;

(6)

1.19% of Net Proceeds of Specified Causes of Action and the Credit Bid Release Consideration for holders of Allowed Kmart IL Guarantee Claims and the Allowed PBGC Unsecured Claim against Kmart Stores of Illinois LLC;

(7)

0.16% of Net Proceeds of Specified Causes of Action and the Credit Bid Release Consideration for holders of Allowed Kmart WA Guarantee Claims and the Allowed PBGC Unsecured Claim against Kmart of Washington LLC; and

(8)

91.05% of Net Proceeds of Specified Causes of Action and the Credit Bid Release Consideration for the following classes of claims: (x) Allowed General Unsecured Claims and the Allowed PBGC Unsecured Claim against Kmart Corp., (y) Allowed Kmart IL Guarantee Claims and the Allowed PBGC Unsecured Claim against Kmart Stores of Illinois LLC, and (z) Allowed Kmart WA Guarantee Claims and the Allowed PBGC Unsecured Claim against Kmart of Washington LLC.

(viii)

PBGC will not participate in any Distributions of Excess PBGC Amounts, which shall be distributed to the applicable holders otherwise entitled to share in such recoveries in accordance with Sections 4.4, 4.5, 5.5, 5.6, 6.5, 6.6.

(ix)	Distributions shall otherwise be made in accordance with the Plan.

(b)    Pursuant to the Plan Settlement, a chapter 11 plan for any of the following Debtors shall not be confirmed unless a chapter 11 plan is confirmed at all of the following Debtors: (i) SHC, (ii) Sears, Roebuck and Co., (iii) Kmart Corp., (iv) Kmart Stores of Illinois LLC, (v) Kmart of Washington LLC, and (vi) Sears Insurance Services, L.L.C.

(c)    PBGC Settlement shall be approved upon entry of the Confirmation Order.

(d)    Creditors’ Committee Settlement shall be approved upon entry of the Confirmation Order.

(e)    In the event the Bankruptcy Court does not approve the Plan Settlement, the Plan shall, subject to the reasonable consent of PBGC and the Creditors’ Committee, revert to a joint plan of liquidation of the Debtors for administrative purposes only, and constitute a separate chapter 11 plan of liquidation for each Debtor (the “Toggle Plan”). Accordingly, in the Toggle Plan, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, the Debtors may request that the Bankruptcy Court confirm the Plan with respect to any Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code. Further, in the Toggle Plan, (i) the PBGC Liquidating Trust Priority Interest shall be reduced from $97.5 million to $80.0 million, (ii) to the extent a particular Debtor has insufficient Assets to satisfy Allowed Administrative Expense Claims, Allowed ESL 507(b) Claims, Allowed Other 507(b) Claims, Allowed Priority Tax Claims, or Allowed Priority Non-Tax Claims, or post-petition Intercompany Claims, another Debtor with sufficient Assets may, in consultation with the Creditors’ Committee and PBGC, make an intercompany loan to the applicable Debtor on or about the Effective Date to allow such Debtor to satisfy such Claims; such intercompany loan, together, with the Toggle Plan Intercompany Loan Interest Rate, shall be immediately repaid from and secured by an automatically perfected first priority lien (senior to the PBGC Liquidating Trust Priority Interest) on the proceeds of Preserved Causes of Action of the borrowing Debtor; provided, that, any proposed intercompany loan or combination of intercompany loans shall not occur without PBGC’s prior written consent, such consent not to be unreasonably withheld; and (iii) notwithstanding the terms of any order entered in these Chapter 11 Cases prior to the Effective Date, holders of Intercompany Claims (Class 6) shall receive as treatment in full and final satisfaction, settlement, release, and discharge of an Allowed Intercompany Claim, its Pro Rata share of (1) the General Unsecured Liquidating Trust Interests, and (2) Specified Unsecured Liquidating Trust Interests; in each case, in accordance with section 9.2(a) of the Asset Purchase Agreement.

9.3.    Creditors’ Committee Settlement.

Notwithstanding anything to the contrary herein, pursuant to the Creditors’ Committee Settlement, in exchange for the Creditors’ Committee’s commitment to support the Plan, including the Plan Settlement and PBGC Settlement, the Creditors’ Committee and Debtors agree to the following: (a) the composition of the Liquidating Trust Board shall be established as reflected in Section 10.6 hereof; (b) the Liquidating Trust Board advisor selection process shall be established as reflected in Section 10.7(a) hereof; (c) the Creditors’ Committee will have consultation rights with regard to any settlement of disputes regarding the Asset Purchase Agreement as identified in the Debtors’ Supplemental Motion to Enforce the Asset Purchase Agreement [ECF No. 4029] and the Adversary Complaint filed by Transform Holdco LLC [ECF No. 4033] (Case No. 19-08262) (RDD)); provided, that the Debtors shall not enter into any settlement of disputes regarding the Asset Purchase Agreement without Creditors’ Committee consent to the extent any such settlement results in the impairment of Specified Causes of Action (including for the avoidance of doubt, those included in the Subcommittee Adversary Complaint (as defined in the Disclosure Statement)); (d) the Creditors’ Committee will have consent rights with regard to the settlement of any Specified Causes of Action (including for the avoidance of doubt, those included in the Subcommittee Adversary Complaint (as defined in the Disclosure Statement)); (e) the Creditors’ Committee will have consent rights with regard to the settlement of any section 507(b) Priority Claims, such consent not to be unreasonably withheld; (f) the Creditors’ Committee will have consent rights with regard to the treatment of Administrative Expense Claims under the Plan, including any compromise or settlement with respect thereto, such consent not to be unreasonably withheld; (g) the Liquidating Trust Agreement shall be reasonably acceptable to the Creditors’ Committee and the Debtors, but otherwise not inconsistent with the Creditors’ Committee Settlement; (h) the Plan and related documentation shall be otherwise reasonably acceptable to the Creditors’ Committee; and (i) the Debtors will settle any Other Causes of Action for which the gross asserted amount (net of new value) is equal to or less than $500,000 subject to the Creditors’ Committee Notice Procedures; provided, that, for settlements of any Other Causes of Action for which the gross asserted amount (net of new value) is in excess of $500,000, the Creditors’ Committee will have consent rights, such consent not to be unreasonably withheld.

9.4.    Sources of Consideration for Plan Distributions.

The Debtors and Liquidating Trust shall fund Distributions and satisfy applicable Allowed Claims under the Plan using: (a) Cash on hand; (b) Cash from Net Proceeds of Total Assets (subject to the limitations set forth in the Plan); (c) Cash from the Wind Down Account (subject to the limitations set forth in the DIP Order and the Plan); provided, that the Cash proceeds of the Wind Down Account shall first be used to pay Administrative Expense Claims; provided, further, that any funds remaining in the Wind Down Account at the Effective Date shall be distributed by the Liquidating Trustee as General Assets in accordance with the Plan and the Liquidating Trust Agreement; and (d) Cash from the Carve Out Account; provided, that the Cash proceeds of the Carve Out Account shall first be used to pay Fee Claims; provided, further, that any funds remaining in the Carve Out Account after the payment in full of Allowed Fee Claims shall be distributed by the Liquidating Trustee as General Assets in accordance with the Plan and the Liquidating Trust Agreement.

9.5.    Preservation of Causes of Action.

Other than Causes of Action against an Entity that are waived, relinquished, exculpated, released, compromised, or settled in the Plan or by order of the Bankruptcy Court, the Debtors reserve any and all Preserved Causes of Action, including for the avoidance of doubt all Specified Causes of Action. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Liquidating Trust will not pursue any and all available Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation Date or Consummation. Prior to the Effective Date, the Debtors, and after the Effective Date, the Liquidating Trust shall retain and shall have, including through its authorized agents or representatives, the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court except as provided in Section 10.7(g) of the Plan.

9.6.    Corporate Governance; Dissolution.

On the Effective Date, all Liquidating Trust Assets of the Debtors shall be transferred to the Liquidating Trust in accordance with Article X of the Plan and all Debtors shall be dissolved without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder(s) or any payments to be made in connection therewith, other than the filing of a certificate of dissolution with the appropriate governmental authorities. All directors and officers of the dissolved Debtors shall be deemed to have resigned in their capacity as of the Effective Date.

9.7.    Effectuating Documents; Further Transactions.

(a)    The Debtors or the Liquidating Trustee, as applicable, subject to any approvals or direction of the Liquidating Trust Board as set forth in the Liquidating Trust Agreement, may take all actions to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the Liquidating Trust Interests to be issued pursuant hereto without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto. The secretary and any assistant secretary of each Plan Debtor or the Liquidating Trustee shall be authorized to certify or attest to any of the foregoing activities.

(b)    Before, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors shall be deemed to have been so approved and shall be in effect before, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders, directors, managers or partners of the Debtors, or the need for any approvals, authorizations, actions or consents.

(c)    The restrictions imposed by the NOL Order shall remain effective and binding even after the Effective Date with respect to all SHC Equity Interests; provided, for the avoidance of doubt, that this provision shall not preclude the claiming of Worthless Stock Deduction (as defined in the NOL Order) for any tax period ending on or after the Effective Date.

9.8.    Cancellation of Existing Securities and Agreements.

(a)    On the Effective Date, all Indentures, and all series of Notes issued thereunder, shall be cancelled and discharged and of no further force and effect, except that each of the Indentures shall continue in effect solely to the extent necessary to (i) allow the holders of such Claims to receive Distributions under the Plan; (ii) allow the Debtors, the Liquidating Trustee, the Second Lien Credit Facility Agent and the Indenture Trustees to make post-Effective Date distributions or take such other action pursuant to the Plan on account of such Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims; (iii) allow holders of Claims to retain their respective rights and obligations vis-à -vis other holders of Claims pursuant to any applicable loan documents; (iv) allow the Second Lien Credit Facility Agent and the Indenture Trustees to enforce their rights, claims, and interests vis-à -vis any party other than the Debtors, including any rights with respect to priority of payment and/or to exercise charging liens; (v) preserve any rights of the Second Lien Credit Facility Agent and the Indenture Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to lenders under the Second Lien Credit Agreement and holders under the Indentures, as applicable, including any rights of enforcement, rights to priority of payment and/or to exercise charging liens; (vi) allow the Second Lien Credit Facility Agent and the Indenture Trustees to enforce any obligations owed to them under the Plan; (vii) permit the Second Lien Credit Facility Agent and the Indenture Trustees to perform any function necessary to effectuate the foregoing; and (viii) allow the Second Lien Credit Facility Agent and the Indenture Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the Second Lien Credit Agreement or the Indentures, as applicable; provided, that nothing in this Section 9.8 shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any liability or expense to the Liquidating Trustee.

(b)    Except for the foregoing, subsequent to the performance by the Second Lien Credit Facility Agent of its obligations pursuant to the Plan, the Second Lien Credit Facility Agent and its agents shall be relieved of all further duties and responsibilities related to the Second Lien Credit Agreement.

(c)    Except for the foregoing, subsequent to the performance by each of the Second Lien Trustees and each of its respective obligations pursuant to the Plan, each of the Second Lien Trustees and each of its respective agents shall be relieved of all further duties, obligations, liability and responsibilities related to each of the respective Second Lien Indentures.

(d)    Except for the foregoing, subsequent to the performance by each of the Unsecured Notes Trustees of its respective obligations pursuant to the Plan, each of the Unsecured Notes Trustees. and each of its respective agents, shall be relieved of all further duties, obligations, liability and responsibilities related to each of the respective Unsecured Notes Indentures.

(e)    Notwithstanding anything to the contrary herein, all rights under the Indentures, if and to the extent applicable, shall remain subject to the terms of the Intercreditor Agreement.

(f)    Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect.

(g)    Except as otherwise provided in the Plan, on the Effective Date, each of the Indentures shall be deemed cancelled and discharged without any need for any person, including, without limitation, any Indenture Trustee or any holder of the Notes issued thereunder, to take any further action with respect thereto.

ARTICLE X    LIQUIDATING TRUST

10.1.    Establishment of the Liquidating Trust.

On the Effective Date, the Liquidating Trust shall be established and become effective for the benefit of the Liquidating Trust Beneficiaries. The powers, authority, responsibilities, and duties of the Liquidating Trust, the Liquidating Trust Board, and the Liquidating Trustee are set forth in and shall be governed by the Plan and the Liquidating Trust Agreement. The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Liquidating Trust as a grantor trust and the Liquidating Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes. The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes. Notwithstanding anything to the contrary herein, in the event of any conflict between the terms of this Section 10.1 and the terms of the Liquidating Trust Agreement as such conflicts relate to the establishment of the Liquidating Trust, the terms of this Section 10.1 shall govern.

On the Effective Date, the Liquidating Trustee, on behalf of the Debtors, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust pursuant to the Liquidating Trust Agreement and consistent with the Plan.

10.2.    Purpose of the Liquidating Trust.

The Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the sole purpose of liquidating and administering the Liquidating Trust Assets and making distributions on account thereof as provided for under the Plan in accordance with Treas. Reg. § 301.7701-4(d). The Liquidating Trust is intended to qualify as a liquidating trust pursuant to Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. The Liquidating Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement.

10.3.    Liquidating Trust Assets.

On the Effective Date, and in accordance with sections 1123 and 1141 of the Bankruptcy Code and pursuant to the terms of the Plan, all title and interest in all of the Liquidating Trust Assets, as well as the rights and powers of each Debtor in such Liquidating Trust Assets, shall automatically vest in the Liquidating Trust, free and clear of all Claims and Interests for the benefit of the Liquidating Trust Beneficiaries. Upon the transfer of the Liquidating Trust Assets, the Debtors shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtors and their predecessors, successors and assigns, shall be discharged and released from all liability with respect to the delivery of such distributions and shall have no reversionary or further interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust. Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to section 1146(a) of the Bankruptcy Code. In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Liquidating Trust and its representatives, and the Debtors and the Liquidating Trustee are directed to take all necessary actions to effectuate the transfer of such privileges. The Liquidating Trustee shall agree to accept and hold the Liquidating Trust Assets in the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries, subject to the terms of the Plan and the Liquidating Trust Agreement.

The Debtors, the Liquidating Trustee, the Liquidating Trust Board, the Liquidating Trust Beneficiaries, and any party under the control of such parties will execute any documents or other instruments and shall take all other steps as necessary to cause title to the Liquidating Trust Assets to be transferred to the Liquidating Trust.

10.4.    Non-Transferability of Liquidating Trust Interests.

The Liquidating Trust Interests shall be non-transferable other than if transferred by will, intestate succession or otherwise by operation of law.

10.5.    Administration of the Liquidating Trust.

The Liquidating Trust shall be administered by the Liquidating Trust Board and the Liquidating Trustee pursuant to the Liquidating Trust Agreement and the Plan. Subject to Section 10.1, in the event of any inconsistency between the Plan and the Liquidating Trust Agreement as such conflict relates to anything other than the establishment of a Liquidating Trust, the Liquidating Trust Agreement shall control.

10.6.    Post-Effective Date Liquidating Trust Board Members.

(a)    Liquidating Trust Board Composition. On the Effective Date, the Liquidating Trust Board will be appointed in accordance with the terms of the Liquidating Trust Agreement. The initial members of the Liquidating Trust Board shall consist of: (1) Patrick J. Bartels, (2) Alan J. Carr, (3) Eugene I. Davis, (4) William L. Transier, and (5) Raphael T. Wallander.

(b)    Following the Effective Date, the Liquidating Trust Board shall, in addition to its other duties including those listed in Section 10.7(g), be responsible for (1) instructing and supervising the Liquidating Trustee with respect to its responsibilities under the Plan; (2) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (3) settling Specified Causes of Action pursuant to Section 10.7(g); (4) reviewing and approving objections to and proposed settlements of Disputed Claims; and (5) performing such other duties that may be necessary and proper to assist the Liquidating Trustee and the Liquidating Trustee’s retained professionals as set forth in the Liquidating Trust Agreement. In its discretion, following the Effective Date, the Liquidating Trust Board may delegate any duties assigned to the Liquidating Trustee to any other committee, entity or individual.

(c)    Each proposed member of the Liquidating Trust Board shall complete and file with the Bankruptcy Court, by no later than July 9, 2019, a sworn affidavit, which shall state that such member does not have any conflict of interest in connection with serving on the Liquidating Trust Board and is not party to any separate formal or informal agreement and/or arrangement regarding the Liquidating Trust Board’s selection of advisors.

(d)    Notwithstanding anything in the Plan or Liquidating Trust Agreement to the contrary, the Liquidating Trust Board shall always act consistently with, and not contrary to, the purpose of the Liquidating Trust as set forth in the Plan.

10.7.    Liquidating Trustee and Liquidating Trust Advisors.

(a)    Liquidating Trustee and Primary Litigation Counsel Selection. Selection of the primary litigation counsel to the Liquidating Trust (“Primary Trust Litigation Counsel”) and/or Liquidating Trustee shall take place by no later than the deadline for filing of the Plan Supplement. Selection of Primary Trust Litigation Counsel and/or Liquidating Trustee shall require the vote of a simple majority of the proposed members of the Liquidating Trust Board; provided that the proposed members of the Liquidating Trust Board voting in favor of such Primary Trust Litigation Counsel and/or Liquidating Trustee must also determine that the selection of such Primary Trust Litigation Counsel and/or Liquidating Trustee is in the best interests of the Liquidating Trust and Liquidating Trust Beneficiaries; provided, further, that, if at least four of the five proposed members of the Liquidating Trust Board do not vote for such Primary Trust Litigation Counsel and/or Liquidating Trustee, then any opposing member may file an objection to the selection of Primary Trust Litigation Counsel and/or Liquidating Trustee with the Bankruptcy Court on the grounds that the selection of such Primary Trust Litigation Counsel and/or Liquidating Trustee is not in the best interests of the Liquidating Trust and Liquidating Trust Beneficiaries.

(i)    Factors to be Considered in Selection. Members of the Liquidating Trust Board shall make qualitative and quantitative assessments of any advisor engagement proposals, taking into consideration among other things, any substantial amounts and/or investments already made by the Debtors’ Estates, institutional knowledge, prior experience, and economics of the proposed engagement.

(ii)    Confidentiality. All engagement proposals made pursuant to Section 10.7(a) hereof by proposed Primary Trust Litigation Counsel and proposed Liquidating Trustee shall be confidential and provided only to members of the Liquidating Trust Board. No member of the Liquidating Trust Board shall separately contact, outside the presence of the full Liquidating Trust Board, any proposed Primary Trust Litigation Counsel or proposed Liquidating Trustee regarding terms of retention, including fee proposals before or after the submission of proposed engagement terms.

(iii)    Objection Procedures. Any objection to the selection of Primary Trust Litigation Counsel and/or Liquidating Trustee must be made by no later than July 24, 2019 or such other date as reasonably agreed to by the Debtors and the Creditors’ Committee, with responses due no later than August 7, 2019 or such other date as reasonably agreed to by the Debtors and the Creditors’ Committee. Following the filing of any such objection, the Bankruptcy Court shall determine, at the Confirmation

Hearing, whether the Primary Trust Litigation Counsel and/or Liquidating Trustee selected by the majority of the Liquidating Trust Board is in the best interests of the Liquidating Trust and Liquidating Trust Beneficiaries. If any such objection is filed, then the selection of Primary Trust Litigation Counsel and/or Liquidating Trustee shall only become effective upon entry of an order of the Bankruptcy Court determining that appointment of such Primary Trust Litigation Counsel and/or Liquidating Trustee is in the best interests of the Liquidating Trust and Liquidating Trust Beneficiaries.

(b)    Liquidating Trust Professionals. All advisors (other than the Primary Trust Litigation Counsel and/or Liquidating Trustee) to the Liquidating Trust shall be selected by a simple majority of the Liquidating Trust Board. Following the Effective Date of the Plan, any advisor to the Liquidating Trust may be removed for Cause.

(c)    Liquidating Trustee Appointment. The Liquidating Trustee will serve on and after the Effective Date in accordance with the Liquidating Trust Agreement and the Plan, reporting to, and seeking approval for all material, non-ordinary course decisions from the Liquidating Trust Board. The Liquidating Trustee shall be appointed as the representative of each of the Debtors’ Estates pursuant to sections 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code, subject to the terms of the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(d)    Liquidating Trustee Authority. The duties and powers of the Liquidating Trustee shall include all powers necessary to implement the Plan and to administer and monetize the Liquidating Trust Assets at the direction or under the supervision of the Liquidating Trust Board, including, without limitation, the duties and powers listed herein. The Liquidating Trustee will administer the Liquidating Trust in accordance with the Liquidating Trust Agreement. The Liquidating Trustee, with the approval of the Liquidating Trust Board and in the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Liquidation Trust, make timely distributions and not unduly prolong the duration of the Liquidation Trust. More specifically, the Liquidating Trustee shall have the authority and the right (subject to approval by the Liquidating Trust Board as set forth in the Liquidating Trust Agreement), without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation:

(i)    except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims; provided, that the settlement of Specified Causes of Action shall be subject to the procedures set forth in Section (g);

(ii)    make Distributions to Holders of Allowed Claims as set forth in, and implement the Wind Down pursuant to, the Plan;

(iii)    determine Distribution Dates, in accordance with the Plan;

(iv)    exercise its reasonable business judgment to direct and control the wind down, liquidation, sale and/or abandoning of the remaining Assets of the Debtors under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(v)    prosecute any remaining Causes of Action, including Preserved Causes of Action, on behalf of the Liquidating Trust, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, as the Liquidating Trustee may determine, subject to approval by the Liquidating Trust Board or as the Liquidating Trust Board may direct, is in the best interests of the Liquidating Trust;

(vi)    retain professionals to assist in performing its duties under the Plan, subject to approval of the Liquidating Trust Board;

(vii)    maintain the books and records and accounts of the Liquidating Trust;

(viii)    invest Cash of the Liquidating Trust subject to the approval of the Liquidating Trust Board, including any Cash from Net Proceeds realized from the liquidation of any Assets of the Liquidating Trust, including any Preserved Causes of Action, and any income earned thereon;

(ix)    incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Liquidating Trustee, which shall be subject to approval by the Liquidating Trust Board;

(x)    subject to the Asset Purchase Agreement, administer each Debtor’s tax obligations, including (a) filing tax returns and paying tax obligations, (b) requesting, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under section 505(b) of the Bankruptcy Code for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws, and (c) representing the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi)    administer each Liquidating Trust’s tax obligations, including (a) filing tax returns and paying tax obligations, (b) requesting, if necessary, an expedited determination of any unpaid tax liability of each Liquidating Trust for all taxable periods of such Liquidating Trust through the dissolution of the applicable Liquidating Trust as determined under applicable tax laws, and (c) representing the interest and account of each Liquidating Trust before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xii)    prepare and file any and all returns, reports, statements, or disclosures relating to the Debtors and the Liquidating Trust that are required under the Plan, by any governmental unit or applicable law;

(xiii)    prepare and file on behalf of the Debtors and any non-Debtor subsidiaries, certificates of dissolution and any and all other corporate and company documents necessary to effectuate the Wind Down without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, the board of directors, or board of directors or similar governing body of the Debtors;

(xiv)    maintain appropriate liability insurance for the Liquidating Trustee and the Liquidating Trust Board;

(xv)    pay statutory fees; and

(xvi)    perform other duties and functions that are consistent with the implementation of the Plan and the Liquidating Trust Agreement and otherwise approved by, or directed by, the Liquidating Trust Board.

Notwithstanding anything in the Plan or Liquidating Trust Agreement to the contrary, the Liquidating Trustee shall always act consistently with, and not contrary to, the purpose of the Liquidating Trust as set forth in Section 10.2 of the Plan. The Liquidating Trustee and the members of the Liquidating Trust Board shall have fiduciary duties to the Liquidating Trust Beneficiaries consistent with the fiduciary duties that a member of an official committee appointed pursuant to section 1102 of the Bankruptcy Code has to the creditor constituents represented by such committee and shall exercise his, her or its responsibilities accordingly; provided, however, that the Liquidating Trustee and the members of the Liquidating Trust Board shall not owe fiduciary obligations to any defendants or potential defendants of Preserved Causes of Action in their capacities as such, it being the intent of such fiduciary duties to ensure that the Liquidating Trustee’s and the members’ of the Liquidating Trust Board obligations are to maximize the value of the Liquidating Trust Assets, including the Preserved Causes of Action.

(e)    Indemnification. Each of the Liquidating Trustee and each member of the Liquidating Trust Board (and each of their agents and professionals) shall be indemnified in accordance with the terms of the Liquidating Trust Agreement.

(f)    Reporting. The Liquidating Trustee shall file with the Bankruptcy Court and the SEC periodic public reports on the status of claims reconciliation and Distributions, which reports may be included in the quarterly reporting required by the U.S. Trustee.

(g)    Payment. Unless an alternate fee arrangement has been agreed to, the fees and expenses of the Liquidating Trustee, including fees and expenses incurred by professionals retained by the Liquidating Trustee shall be paid from the Net Proceeds of Liquidating Trust Assets.

10.8.    Settlement Procedures.

The settlement of any (a) Specified Cause of Action, (b) other Claim or Cause of Action against the ESL Parties, (c) Claim or Preserved Cause of Action for which the Net Proceeds from such settlement are equal or greater than $5,000,000.00, or (d) Intercompany Claims shall be subject to the following procedures; provided, however, that notwithstanding the foregoing, no avoidance action arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable non-bankruptcy law shall be subject to the following procedures:

(a)    The Liquidating Trust Board first must determine whether the terms of a proposed settlement are in the best interests of the Liquidating Trust Beneficiaries, in the exercise of its reasonable business judgment as determined by majority vote.

(b)    Following such a determination by the Liquidating Trust Board, the Liquidating Trustee shall file or cause to be filed on the docket of the Chapter 11 Cases written notice of the material terms of the proposed settlement.

(c)    Any parties in interest with standing shall have fourteen (14) days to object to any proposed settlement after the filing of such proposed settlement by the Liquidating Trustee.

(d)    If any party in interest with standing imposes an objection to such settlement, a hearing before the Bankruptcy Court shall be scheduled and the Liquidating Trustee shall only be permitted to consummate the settlement by a finding by the Court that the terms of the proposed settlement meet the applicable standards set forth in 11 U.S.C. § 363 and Bankruptcy Rule 9019.

(e)    If no party in interest with standing objects to the proposed settlement, the Bankruptcy Court shall be deemed to have approved such settlement pursuant to the applicable standards set forth in section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and the Liquidating Trustee shall be permitted to consummate the settlement.

10.9.    Liquidating Trustee’s Tax Power for Debtors.

The Liquidating Trustee shall have the same authority in respect of all taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtors.

10.10.    Cash Investments.

The Liquidating Trustee may, with the approval of, or at the direction of, the Liquidating Trust Board, invest Cash (including any earnings thereon or proceeds therefrom); provided, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

10.11.    Federal Income Tax Treatment of the Liquidating Trust.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), for all United States federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) shall treat the transfer of Liquidating Trust Assets to the Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to the Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, except in the event of contrary definitive guidance, Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

10.12.    Tax Reporting.

(a)    The Liquidating Trustee shall file tax returns for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section 10.12. The Liquidating Trustee also shall annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(b)    Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to the Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c)    As soon as reasonably practicable after Liquidating Trust Assets are transferred to the Liquidating Trust, but in no event later than 120 days thereafter, the Liquidating Trust shall make a good faith valuation of Liquidating Trust Assets and the Liquidating Trustee shall apprise, in writing, the Liquidating Trust Beneficiaries of such valuation. In connection with the preparation of the valuation contemplated hereby and by the Plan, the Liquidating Trust shall be entitled to retain such professionals and advisors as the Liquidating Trust shall determine to be appropriate or necessary, and the Liquidating Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary with the approval of the Liquidating Trust Board. Such valuation shall be used consistently by such parties for all United States federal income tax purposes. The Liquidating Trust shall bear all of the reasonable costs and expenses incurred by the Liquidating Trust Board in connection with determining such value, including the fees and expenses of any professionals retained by the Liquidating Trust Board in connection therewith.

(d)    Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), the Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Liquidating Trustee and Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(e)    The Liquidating Trust shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust (including any Disputed Claim Reserve) or the Liquidating Trust Assets. More particularly, any taxes imposed on any Disputed Claim Reserve or its assets will be paid out of the assets of the Disputed Claim Reserve (including any Liquidating Trust Assets allocable to Disputed Claims), and netted against any subsequent distributions in respect of the allowance or disallowance of such Claims. In the event, and to the extent, any Cash in any Disputed Claim Reserve is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the Disputed Claim Reserve (including any income that may arise upon an actual or constructive distribution of the assets of the reserve in respect of the resolution of Disputed Claims), assets of the Disputed Claim Reserve (including those otherwise distributable) may be sold to pay such taxes.

(f)    The Liquidating Trustee may request an expedited determination of taxes of the Liquidating Trust, including any reserve for Disputed Claims, or of the Debtors, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtors for all taxable periods through the dissolution of such Liquidating Trust.

(g)    Dissolution.

(i)    The Liquidating Trustee, the Liquidating Trust Board and the Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and the Liquidating Trust Agreement, (ii) the Liquidating Trustee determines, with the approval of the Liquidating Trust Board, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by the Liquidating Trustee under the Plan and the Liquidating Trust Agreement have been made; provided, that in no event shall the Liquidating Trust be dissolved later than five (5) years from the creation of such Liquidating Trust pursuant to Section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trust Board that any further extension would not adversely affect the status of the trust as a Liquidating Trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

(ii)    If at any time the Liquidating Trustee determines, with the approval of the Liquidating Trust Board, in reliance upon such professionals as the Liquidating Trust may retain, that the expense of administering the Liquidating Trust so as to make a final Distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, the Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee or any member of the Liquidating Trust Board, and (iii) dissolve the Liquidating Trust.

10.13.    Funding of the Liquidating Trust.

On the Effective Date, the Liquidating Trust is expected to be funded with cash in an amount equal to $25 million; provided that, for the avoidance of doubt, this Section 10.13 shall not be a condition precedent to the Plan.

ARTICLE XI    DISTRIBUTIONS.

11.1.    Distributions Generally.

On or after the Effective Date, the Liquidating Trust (with the assistance of the Disbursing Agent as necessary) shall make all Distributions under the Plan to holders of Allowed Claims in accordance with the terms of the Plan. After the Effective Date, the Liquidating Trustee (with the assistance of the Disbursing Agent(s) as necessary) at least annually, shall make all Distributions under the Plan to holders of Allowed Claims from the Liquidating Trust, in accordance with the terms of the Plan and the Liquidating Trust Agreement.

Notwithstanding any provision of the Plan to the contrary, distributions to holders of any Notes shall be made to or at the direction of each of the applicable Indenture Trustees, each of which will act as Disbursing Agent for distributions to the respective holders of the Notes, as applicable. The Indenture Trustees shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct. The Indenture Trustees may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), and will be entitled to recognize and deal for all purposes under the Plan with the holders of their respective series of Notes, to the extent consistent with the customary practices of DTC. Such distributions shall be subject in all respects to the right of each Indenture Trustee to assert its charging lien against distributions. All distributions to be made to holders of the Notes shall be distributed through the facilities of DTC, to the extent the distributions are “DTC-eligible,” and as provided for under the Indentures, as applicable. Any distributions which are not “DTC-eligible” shall be made by, or at the direction of, the applicable Indenture Trustee.

11.2.    Distribution Record Date.

As of the close of business on the Distribution Record Date relating to each Distribution, which Distribution Record Date shall be the date that is thirty (30) calendar days prior to a Distribution Date, the various transfer registers for each of the Classes of Claims as maintained by the Debtors, the Liquidating Trustee or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to Distributions under the Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims for such Distribution. The Debtors or the Liquidating Trustee shall have no obligation to recognize any transfer or designation of such Claims for such Distribution occurring after the close of business on the Distribution Record Date relating to such Distribution. For the avoidance of doubt, the Distribution Record Date shall not apply to the Debtors’ publicly-traded securities including Second Lien Notes, Second Lien PIK Notes, Senior Unsecured Notes, 1995 Unsecured SRAC Notes, 2002 Unsecured SRAC Notes, SRAC Unsecured PIK Notes, and Unsecured PIK Notes, the holders of which shall receive a distribution in accordance with Article IV of the Plan and, as applicable, the customary procedures of the DTC on or as soon as practicable after the Effective Date.

11.3.    Date of Distributions.

Except as otherwise provided in the Plan, any Distribution and deliveries to be made under the Plan shall be made on the Effective Date or as otherwise determined in accordance with the Plan, including, without limitation, the treatment provisions of Article IV of the Plan, or as soon as practicable thereafter; provided, that the Liquidating Trustee, with the approval of the Liquidating Trust Board, shall from time to time (and at least annually) determine subsequent Distribution Dates as appropriate. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

11.4.    Reserve on Account of Disputed Claims.

(a)    From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order pursuant to Article XII hereof, the Liquidating Trustee shall, consistent with and subject to section 1123(a)(4) of the Bankruptcy Code, reserve from Distributions under the Plan or proceeds of the Liquidating Trust Assets (to the extent such Disputed Claim would receive a Distribution under the Plan had it been an Allowed Claim at the time of such Distribution) in the Disputed Claim Reserve, any amounts that would otherwise have been received by a holder of a Disputed Claim from the Debtors or the Liquidating Trust, as applicable, had such Disputed Claim been an Allowed Claim on the Effective Date, determined based on the least of: (i) the filed amount of such Disputed Claim, (ii) the amount determined, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, by the Bankruptcy Court for purposes of fixing the amount to be retained for such Disputed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee, with the approval of the Liquidating Trust Board. On the date of the first Distribution Date that is at least forty-five (45) days (or such fewer days as may be agreed between the applicable Debtor and the holder of the applicable Disputed Claim) after the date on which a Disputed Claim becomes an Allowed Claim, the Liquidating Trustee shall remit to the holder of such Allowed Claim, Net Proceeds equal to the amount that would have been distributed on account of such Claim under the Plan from the Effective Date through and including the date of such Distribution on account of such Allowed Claim had such Claim been Allowed as of the Effective Date; provided, that (x) such amount shall be paid first out of the Disputed Claim Reserve and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holder pursuant to this sentence, such holder shall receive the amount of such insufficiency on the next subsequent Distribution Dates before the holders of any other Claims or applicable Liquidating Trust Interests receive any further Distributions out of the available General Assets under the Plan.

(b)    Nothing in this Section 11.4 of the Plan shall preclude any holder of a Disputed Claim from seeking, on notice to the Liquidating Trustee, an order of the Bankruptcy Court in respect of or relating to the amount retained with respect to such holder’s Disputed Claim.

(c)    Unless otherwise ordered by the Bankruptcy Court, the Disputed Claim Reserve shall not be used by, on behalf of or for the benefit of a Debtor or Liquidating Trust for operating expenses, costs or any purpose other than as set forth in this section.

(d)    After the resolution of all Disputed Claims, the Liquidating Trustee shall treat any amounts that were reserved for Disputed Claims that do not become Allowed Claims as (a) General Assets, (b) Specified Causes of Action or (c) Credit Bid Release Consideration, as applicable, in accordance with this Plan and the Liquidating Trust Agreement.

11.5.    Delivery of Distributions.

Subject to Bankruptcy Rule 9010, Distributions to any holder or permitted designee of an Allowed Claim shall be made to a Disbursing Agent, as applicable, who shall transmit such Distribution to the applicable holders or permitted designees of Allowed Claims on behalf of the Debtors or the Liquidating Trust. In the event that any Distribution to any holder or permitted designee is returned as undeliverable (see Section 11.11 below), no further Distributions shall be made to such holder or such permitted designee unless and until the Liquidating Trust is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed Distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require any Disbursing Agent or the Liquidating Trust to attempt to locate holders or permitted designees, as applicable, of undeliverable Distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 11.21 of the Plan.

11.6.    Disbursing Agent.

Certain Distributions under this Plan shall be made by the applicable Disbursing Agent on and after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Liquidating Trustee shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Debtors or Liquidating Trustee) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ books and records. The Liquidating Trustee shall cooperate in good faith with the applicable Disbursing Agent (if other than the Liquidating Trustee) to comply with the reporting and withholding requirements outlined in Section 11.21 of the Plan.

The Debtors and the Creditors’ Committee agree to negotiate in good faith the payment of fees and expenses incurred by the Indenture Trustees and Second Lien Agent during the pendency of the Chapter 11 Cases; provided that, such parties shall not be entitled to reimbursement of any fees and expenses incurred during the Chapter 11 Cases related to objecting to or otherwise challenging the Disclosure Statement, the Plan, the Sale, the Debtors’ post-petition financing, the Debtors’ use of cash collateral or asserting administrative expense claims (including under section 507(b) of the Bankruptcy Code).

11.7.    Rights and Powers of Disbursing Agent.

(a)    From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against the Debtors, Liquidating Trust Beneficiaries, and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim, a Liquidating Trust Beneficiary or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making Distributions in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b)    The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder; (ii) make all Distributions contemplated hereby; and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

11.8.    Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Liquidating Trust in the ordinary course of business.

11.9.    No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order or another order of the Bankruptcy Court or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Commencement Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

11.10.    Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

11.11.    Unclaimed Property.

Undeliverable Distributions or unclaimed Distributions shall remain in the possession of the Liquidating Trust until such time as a Distribution becomes deliverable or holder accepts Distribution, or such Distribution reverts back to the Liquidating Trust, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of Distribution. After such date all unclaimed property or interest in property shall revert to the Liquidating Trust, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

11.12.    Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Liquidating Trust, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

11.13.    Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Liquidating Trustee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

11.14.    Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, Distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

11.15.    Minimum Cash Distributions.

The Liquidating Trustee shall not be required to make a Distribution pursuant to the Plan if the Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impractical; provided, that if any Distribution is not made pursuant to this Section 11.15, such Distribution shall be added to any subsequent Distribution to be made on behalf of the holder’s Allowed Claim. Cash shall be rounded down to the nearest penny. DTC shall be considered a single holder for rounding and distribution purposes.

11.16.    Setoffs and Recoupments.

The Debtors and the Liquidating Trust, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any Distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Liquidating Trust may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or Liquidating Trust or its successor of any claims, rights, or Causes of Action that a Debtor or Liquidating Trust or its successor or assign may possess against the holder of such Claim.

11.17.    Allocation of Distributions between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to other such amounts.

11.18.    No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 11.9 of the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Distributions in excess of the Allowed amount of such Claim.

11.19.    Distributions Free and Clear.

Except as otherwise provided herein, any Distributions under the Plan shall be free and clear of any Liens, Claims and encumbrances, and no other entity, including the Debtors or the Liquidating Trust shall have any interest, legal, beneficial or otherwise, in Assets transferred pursuant to the Plan.

11.20.    Claims Register.

The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Liquidating Trust shall recognize any transfer of Claims at any time thereafter, provided that for purposes of each Distribution, the Liquidating Trust will not recognize any transfer of Claims for such Distribution after the Distribution Record Date relating to such Distribution; and, provided, further, for the avoidance of doubt, all Liquidating Trust Interests shall be non-transferable except as provided in Section 10.4. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Commencement Date.

11.21.    Withholding and Reporting Requirements.

(a)    Withholding Rights. In connection with the Plan, any party issuing any instrument or making any Distributions described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash Distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a Distribution pursuant to the Plan shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such Distribution. Any party issuing any instrument or making any Distribution pursuant to the Plan has the right, but not the obligation, not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)    Forms. Any party entitled to receive any property as an issuance or Distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Liquidating Trustee (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8. If such request is made by the Liquidating Trustee, the Disbursing Agent, or such other Entity designated by the Liquidating Trustee or Disbursing Agent and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of Distribution, the amount of such Distribution shall irrevocably revert to the Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against the Liquidating Trust or its property.

ARTICLE XII    PROCEDURES FOR DISPUTED CLAIMS.

12.1.    Claims Reconciliation.

(a)    Subject to Section 10.7(g) of the Plan or any order of the Bankruptcy Court, including the Claims Procedures Order and the rights of the Creditors’ Committee set forth therein, the Liquidating Trustee shall be entitled to reconcile, object to, or settle Claims filed against the Debtors, as approved by, or at the direction of, the Liquidating Trust Board. After the Effective Date, the Liquidating Trust shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed. Any objections to Claims (including any Administrative Expense Claims, Secured Claims, ESL 507(b) Priority Claims, Other 507(b) Priority Claims, Priority Tax Claims, Priority Non-Tax Claims, General Unsecured Claims, ESL Unsecured Claims), shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) on such later date as ordered by the Bankruptcy Court for cause.

(b)    Intercompany Claims shall be determined and Allowed or Disallowed by the Liquidating Trustee subject to approval by the Liquidating Trust Board and compliance with Section 10.7(g) of the Plan.

12.2.    Resolution of Disputed Claims.

Except as provided herein, on and after the Effective Date, the Liquidating Trustee, as approved by, or at the direction of, the Liquidating Trust Board, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court, other than with respect to Fee Claims.

12.3.    Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

12.4.    Estimation of Claims.

The Liquidating Trustee, as approved by, or at the direction of, the Liquidating Trust Board, may (a) determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (b) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Liquidating Trust, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

12.5.    No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or Distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

12.6.    Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

12.7.    Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

ARTICLE XIII    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

13.1.    Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided in the Plan or Plan Supplement, each Executory Contract and Unexpired Lease not previously rejected, assumed, or assumed and assigned shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) as of the Effective Date is subject to a pending motion to assume such Unexpired Lease or Executory Contract; (2) is a contract, engagement letter that has been approved by an order of the Bankruptcy Court, release, or other agreement or document entered into in connection with the Plan; or (3) is a D&O Policy or an Insurance Contract.

13.2.    Claims Based on Rejection of Executory Contracts and Unexpired Leases.

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan must be filed with Bankruptcy Court and served on the Liquidating Trust no later than thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date. In addition, any objection to the rejection of an Executory Contract or Unexpired Lease must be filed with the Bankruptcy Court and served on the Liquidating Trust, no later than thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims, except as otherwise provided by order of the Bankruptcy Court.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Liquidating Trust, the Debtors’ Estates, or the property for any of the foregoing without the need for any objection by the Liquidating Trust or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

13.3.    Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

13.4.    Insurance Policies.

Notwithstanding anything to the contrary in the Definitive Documents, the Plan (including Sections 10.7(g), 13.5, and 15.11 hereof), the Plan Supplement, any bar date notice, or claim objection, and any other document related to any of the foregoing, and any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): on the Effective Date (i) all Insurance Contracts issued or providing coverage to the Debtors and/or the Debtors’ directors and officers shall, unless specifically rejected by the Debtors before the Confirmation Hearing (subject to the applicable insurer’s right to object to such rejection), be assumed in their entirety by the Debtors, and upon such assumption, the Liquidating Trust shall remain liable in full for any and all now existing or hereafter arising obligations, liabilities, terms, provisions and covenants of any of the Debtors under such Insurance Contracts (regardless of when they arise), without the need or requirement for an insurer to file a proof of Claim, Administrative Expense Claim or objection to any cure amount and shall not be subject to any bar date or similar deadline governing Claims or cure amounts; (ii) nothing shall alter or modify the terms and conditions of and/or any rights, obligations, benefits, claims, rights to payments, or recoveries under the Insurance Contracts without the express written consent of the parties (or their successors) thereto; and (iii) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (a) claimants with valid workers’ compensation claims or direct action claims against an insurer under applicable non-bankruptcy law to proceed with their claims; (b) insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (I) workers’ compensation claims, (II) claims where a claimant asserts a direct claim against any insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (III) all costs in relation to each of the foregoing; (c) the Insurers to draw against any or all of the collateral or security provided by or on behalf of the Debtors at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and, after the Effective Date, of the Liquidating Trust as the successor of the Debtors) and/or apply such proceeds to the obligations of the Debtors (and, after the Effective Date, of the Liquidating Trust as the successor of the Debtors) under the applicable Insurance Contracts, in such order as the applicable Insurer may determine; (d) claims made by former directors and officers of Sears Canada Inc., under any D&O Policy; and (e) the insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

13.5.    Indemnification Obligations.

Subject to the occurrence of the Effective Date, the obligations of each Debtor to indemnify, defend, reimburse or limit the liability of any Released Parties, against any Claims or Causes of Action as provided in the Debtors’ articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, and shall be assumed by such Debtor solely to the extent necessary to recover and have access to insurance proceeds. Indemnification claims arising out of prepetition conduct shall be treated as General Unsecured Claims against the Debtors to the extent Allowed. Indemnification claims arising out of postpetition conduct shall be treated as Administrative Expense Claims against the Debtors to the extent Allowed.

13.6.    Sureties.

Notwithstanding any other provision of the Plan or the Confirmation Order, on the Effective Date, (1) all of the Debtors’ obligations and commitments to its sureties, including Liberty Mutual Insurance Company (collectively, the “Sureties”), including, without limitation, obligations under any prepetition or postpetition surety bonds issued by the Sureties on behalf of the Debtors, their non-Debtor affiliates, or otherwise (the “Surety Bonds”) or any indemnity agreements, and/or any related agreements, contracts or documents executed by the Debtors, any of the Debtor’s non-Debtor affiliates, or any other indemnitor of the Sureties (collectively, the “Surety Indemnity Agreements”), shall be deemed assumed and reaffirmed, with the Sureties’ consent, and shall be continuing obligations of the Debtors and unaffected by the entry of the Confirmation Order, regardless of whether such Surety Bonds and Surety Indemnity Agreements were executed prior to or after the Petition Date; (2) all bonded obligations of the Debtors for which such Surety Bonds secure performance by the Debtors shall be assumed by the Debtors, shall be unimpaired by the Plan or Confirmation Order, and shall not be released, discharged, precluded, or enjoined by the Plan or the Confirmation Order and shall remain obligations of the applicable Debtor as of the Effective Date; (3) to the extent any of the obligations and commitments set forth in this provision are secured by letters of credit or any other collateral, such letters of credit and any other collateral shall remain in place to secure the obligations of any of the Sureties’ indemnitors regardless of when the obligations arise, and the Sureties’ rights and priorities in such collateral will remain unimpaired under the Plan. On the Effective Date, all premiums and loss adjustment expenses, including attorneys’ fees, that are due to a Surety as of the Effective Date shall be paid to the applicable Surety.

Nothing herein or in the Plan shall be deemed to (a) modify the rights of the Sureties under the Surety Bonds, the Surety Indemnity Agreements, or applicable law; (2) require the Sureties to issue any new surety bonds or extensions or renewals of the Surety Bonds; or (3) affect the Sureties’ respective rights (only to the extent such rights exist in any applicable Surety Indemnity Agreements or under applicable law) to require the Debtors or any other of the Sureties’ respective indemnitors to execute and deliver to the Sureties new indemnity agreements containing such new or additional terms as the Sureties may require in their discretion. In furtherance thereof, nothing in the settlement, release and injunction provisions of the Plan or any document or agreement relating to the Plan shall be deemed to bar, impair, alter, diminish or enlarge any of the rights of the Sureties against any of the Sureties’ indemnitors or prevent or otherwise limit the Sureties from exercising their rights under any of the Surety Bonds, the Surety Indemnity Agreements, letters of credit or other collateral, or the common law of suretyship.

13.7.    Reservation of Rights.

(a)    Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors or the Debtors’ Estates have any liability thereunder.

(b)    Except as otherwise provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Liquidating Trust under any executory or non-executory contract or any unexpired or expired lease.

(c)    Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

ARTICLE XIV    CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND

EFFECTIVE DATE.

14.1.    Conditions Precedent to Effective Date.

The following are conditions precedent to the occurrence of the Effective Date of the Plan; provided that if the Plan Settlement is approved this Section 14.1 shall be subject to Section 9.2(b):

(a)    the Disclosure Statement Order shall have been entered;

(b)    the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed;

(c)    the Confirmation Order shall have been entered by the Bankruptcy Court in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee, be in full force and effect and not be subject to any stay or injunction;

(d)    all Definitive Documents shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee;

(e)    KCD IP, LLC shall have waived the assertion of any administrative or superpriority administrative expense claim in these Chapter 11 Cases;

(f)    all actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;

(g)    all governmental approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions; and

(h)    the Carve Out Account as provided for by the Plan shall be fully funded.

14.2.    Waiver of Conditions Precedent.

(a)    Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 14.1 of the Plan may be waived in writing by the Debtors with the reasonable consent of the Creditors’ Committee.

(b)    The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

14.3.    Effect of Failure of a Condition.

If the conditions listed in Section 14.1 of the Plan are not satisfied or waived in accordance with Section 14.2 of the Plan on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and anything contained in the Plan or the Disclosure Statement shall not (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Entity.

ARTICLE XV    EFFECT OF CONFIRMATION OF PLAN.

15.1.    Vesting of Assets.

On and after the Effective Date, the Liquidating Trust may take any action, including, without limitation, the operation of its businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there was no pending case under any chapter or provision of the Bankruptcy Code, except as expressly provided herein. Without limiting the foregoing, the Liquidating Trust may pay the charges that the Liquidating Trust incurs on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

15.2.    Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Liquidating Trust reserves the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

15.3.    Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders were (a) Impaired or Unimpaired under the Plan; (b) presumed to accept or deemed to reject the Plan; (c) failed to vote to accept or reject the Plan; (d) voted to reject the Plan; or (e) received any Distribution under the Plan.

15.4.    Sale Order.

Nothing contained in the Plan, the Disclosure Statement or the Confirmation Order constitutes or shall be construed to be inconsistent with the terms of the Sale Order or any modification or amendment to the Sale Order.

15.5.    Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

15.6.    Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

15.7.    Term of Injunctions or Stays.

Unless otherwise provided herein, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

15.8.    Injunction.

(a)    Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

(b)    Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all Entities who have held, hold, or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, with respect to such Claims and Interests, from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors or the Liquidating Trust or the property of any of the Debtors or the Liquidating Trust, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors or the Liquidating Trust or the property of any of the Debtors or the Liquidating Trust, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the Liquidating Trust or the property of any of the Debtors or the Liquidating Trust, (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors or the Liquidating Trust or against property or interests in property of any of the Debtors or the Liquidating Trust; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c)    By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim extinguished or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in this Section 15.8.

(d)    The injunctions in this Section 15.8 shall extend to any successors of the Debtors and their respective property and interests in property.

15.9.    Releases.

(a)    Debtor Release.

As of the Effective Date, except for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remain in effect after the Effective Date, for good and valuable consideration, on and after the Effective Date, the Released Parties shall be deemed released and discharged, by the Debtors, the Liquidating Trust, and the Estates, and any Entity seeking to exercise the rights of or on behalf of the Estates, and any successors to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, to the maximum extent permitted by law, as such law may be extended subsequent to the Effective Date, from any and all Causes of Action that the Debtors, the Liquidating Trust, or the Debtors’ Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ Estates, the conduct of the Debtors’ businesses, the filing and administration of the Chapter 11 Cases, including the Asset Purchase Agreement, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Plan, and the Definitive Documents, or any related agreements, instruments, or other documents, and the negotiation, formulation, or preparation or implementation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, or other event taking place on or before the Effective Date; provided, that, nothing in this Section 15.9(a) shall be construed to release the Released Parties from gross negligence, willful misconduct, criminal misconduct or intentional fraud as determined by a Final Order by a court of competent jurisdiction; provided, further, that nothing shall be construed to release the Released Parties from any Canadian Causes of Action. For the avoidance of doubt, nothing herein shall release any Claim or Cause of Action that is expressly preserved and not released pursuant to the terms of the Asset Purchase Agreement. The foregoing releasing parties shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under this Section 15.9(a) against each of the Released Parties.

(b)    Third Party Release.

As of the Effective Date, except for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remains in effect after the Effective Date (including the right of the Liquidating Trust to prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any Preserved Causes of Action, including the Specified Causes of Action), for good and valuable consideration, on and after the Effective Date, in accordance with section 1141 of the Bankruptcy Code, each of the Released Parties shall be deemed released and discharged, to the maximum extent permitted by law, as such law may be extended subsequent to the Effective Date, except as otherwise provided herein, by each of the following (all such persons or Entities, the “Releasing Parties”):

(i)    the holders of all Claims who vote to accept the Plan,

(ii)    the holders of Claims who reject the Plan or abstain from voting on the Plan and do not opt out of these releases on the Ballots,

(iii)    each of the Released Parties (other than the Debtors), and

(iv)    with respect to any entity in the foregoing clauses (i) through (iii), (x) such entity’s predecessors, successors, and assigns, and (y) all persons entitled to assert Claims through or on behalf of such entities with respect to the matters for which the releasing entities are providing releases.

in each case, from any and all Causes of Action that such Entity would have been legally entitled to assert in its own right (whether individually or collectively) based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ Estates, the Plan, the filing and administration of the Chapter 11 Cases, including the Asset Purchase Agreement, the Sale Transaction, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any

Released Party (other than assumed contracts or leases), the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation or consummation of the Plan (including the Plan Supplement), the Definitive Documents, or any related agreements, instruments or other documents, or the solicitation of votes with respect to the Plan, in all cases based upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that, nothing in this Section 15.9(b) shall be construed to release the Released Parties from gross negligence, willful misconduct, criminal misconduct or intentional fraud as determined by a Final Order by a court of competent jurisdiction; provided, further, that, nothing in this Section 15.9(b) shall be construed to release any Claim or Cause of Action relating to or arising from the Sale Transaction following entry of the Sale Order by the Bankruptcy Court; provided, further, that nothing shall be construed to release the Released Parties from any Canadian Causes of Action. The Releasing Parties shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under this Section 15.9(b) against each of the Released Parties. For the avoidance of doubt, notwithstanding anything to the contrary herein, the releases set forth in Section 15.9(b) of the Plan shall not apply to any investor that does not qualify as an “Accredited Investor” (within the meaning of rule 501(a) of Regulation D of the Securities Act of 1933).

(c)    PBGC Release. As of the Effective Date, to the maximum extent permitted by applicable law:

(i)    other than the Allowed PBGC Unsecured Claims or the PBGC Liquidating Trust Priority Interest, (x) the Debtors for which the Plan is confirmed, the Liquidating Trustee, the Liquidating Trust, and the Estates for any Debtors for which a Plan is confirmed, and any successors to the Debtors for which a Plan is confirmed or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, and (y) solely in their capacity as acting by, through, or in any way on behalf of the any entity listed in the immediately foregoing clause (x), the Debtors’ professionals, employees, officers, directors, attorneys, and financial advisors, for good and valuable consideration, shall be deemed to be absolutely, unconditionally, and irrevocably released and forever discharged by PBGC and the Pension Plans from any Causes of Action based on or relating to the PBGC Agreements, and any and all pension funding Claims, UBL Claims, any PBGC plan termination premium Claims under section 4006 of ERISA, in each case, relating to, or arising from, the Pension Plans; provided, that, notwithstanding the foregoing, or any contrary term in any Definitive Document (including, without limitation, any ballot executed by PBGC in connection with a Chapter 11 Plan), all of PBGC’s Claims, rights, and Causes of Action under the PBGC Agreements and all related agreements (each as amended), pension funding Claims, UBL Claims, PBGC plan termination premium Claims under section 4006 of ERISA, other claims, and any Causes of Action against non-Debtor parties (including, without limitation, any ESL Party, any other party to any PBGC Agreement, KCD IP, LLC, Sears Reinsurance Company, Ltd., and any other non-Debtor member of the SHC controlled group) and any Debtor for which a Plan is not confirmed, shall remain in full force and effect and not impaired in any respect whatsoever; provided, further, for the avoidance of doubt, no Definitive Document shall in any way release, strip, affect, limit, or otherwise impair any lien or security interest granted by any Debtor to PBGC prior to the Petition Date, and to the extent that any term in any Definitive Document conflicts with this prohibition, the terms of this prohibition shall control and override such conflicting provision; and

(ii)    the Debtors, the Liquidating Trustee, the Liquidating Trust, the Estates, and any successors to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, for good and valuable consideration, shall be deemed to have absolutely, unconditionally, and irrevocably released and forever discharged the Pension Plans, any of the Pension Plans’ assets, PBGC, and PBGC’s professionals, employees, officers, directors, attorneys, financial advisors, of and from any and all Causes of Action (including, without limitation, all Causes of Action based on or relating to the PBGC Agreements or arising pursuant to 11 U.S.C. §§ 544-550), claims, debts, defenses, set off or recoupment rights, liabilities, costs, attorneys’ fees, actions, suits at law or equity, demands, contracts, expenses, and damages, of any kind or nature whatsoever; provided that nothing contained in this Section 15.9(c)(ii) releases any claims of any non-Debtors as against PBGC; provided, further, that nothing shall be construed to release any party from any Canadian Causes of Action.

(d)    Notwithstanding anything to the contrary herein, nothing in the Plan shall limit the liability of attorneys to their respective clients pursuant to Rule 1.8(h) of the New York Rules of Professional Conduct.

(e)    Notwithstanding anything to the contrary herein, to the extent any Released Party is reflected on a schedule (to be filed with the Plan Supplement) listing potential defendants of an estate Cause of Action owned by, or for the benefit of, the Debtors or their Estates, such Released Party shall no longer be considered a “Released Party.”

15.10.    Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for conduct occurring on or after the Commencement Date in connection with or arising out of the filing and administration of the Chapter 11 Cases, including the Asset Purchase Agreement; the negotiation and pursuit of the Disclosure Statement, the restructuring transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan (including the Plan Supplement), the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes on the Plan, the offer, issuance, and Distribution of any securities issued or to be issued pursuant to the Plan, whether or not such Distributions occur following the Effective Date; the occurrence of the Effective Date, negotiations regarding or concerning any of the foregoing; or the administration of the Plan or property to be distributed under the Plan; the wind down of the businesses of any of the Debtors; or the transactions in furtherance of any of the foregoing; except for acts or omissions of an Exculpated Party arising out of or related to acts or omissions that constitute fraud, gross negligence, criminal misconduct or willful misconduct. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

15.11.    Limitations on Executable Assets with Respect to the D&O Claims.

Any recovery by or on behalf of the Liquidating Trust (and the beneficiaries thereof) on account of any Preserved Cause of Action against any of the Specified Directors and Officers, solely in his or her capacity as a director of the Debtors prior to the Effective Date, or officer of the Debtors prior to the closing of the Sale Transaction, as applicable, including in each case by way of settlement or judgment, shall be limited to the Debtors’ available D&O Policies’ combined limits, after payment from such D&O Policies of any and all covered costs and expenses incurred by the covered parties in connection with the defense of any D&O Claim (the “D&O Insurance Coverage”). No party, including the Liquidating Trust, shall execute, garnish or otherwise attempt to collect on any settlement of or judgment in the D&O Claims upon any assets of the Specified Directors and Officers on account of any Preserved Cause of Action except to the extent necessary to trigger the D&O Insurance Coverage. In the event D&O Insurance Coverage is denied for any settlement or judgment in the Liquidating Trust’s favor, the Specified Directors and Officers shall assign any claims for coverage or other rights of recovery they may have against the D&O Policy insurers to the Liquidating Trust.

15.12.    Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

15.13.    Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Plan (including any action to be undertaken by the Liquidating Trust) shall be deemed authorized and approved in all respects, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by holders of Claims or Interests, the Debtors, or any other Entity or person. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, members, managers, or officers of the Debtors, the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Board. On or (as applicable) before the Effective Date, the authorized officers of the Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan). The authorizations and approvals contemplated by this Section 15.13 shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE XVI    RETENTION OF JURISDICTION.

16.1.    Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)    to allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any administrative or priority Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of claims or interests;

(b)    to hear and determine settlements and disputes with respect to any Liquidating Trust Asset, including the Preserved Causes of Action;

(c)    to decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to professionals authorized pursuant to the Bankruptcy Code or the Plan;

(d)    to resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any claims arising therefrom, including cure amounts pursuant to section 365 of the Bankruptcy Code, (2) any potential contractual obligation under any executory contract or unexpired lease that is assumed or assumed and assigned, and (3) any dispute regarding whether a contract or lease is or was executory or expired;

(e)    to ensure that Distributions to holders of Allowed claims are accomplished pursuant to the provisions of the Plan and the Liquidating Trust Agreement; enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(f)    to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trust for any and all taxable periods ending after the Commencement Date through the dissolution of such Debtor or Liquidating Trust, as applicable);

(g)    to issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any entity with consummation or enforcement of the Plan;

(h)    to determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

(i)    to enter an order or final decree concluding or closing the Chapter 11 Cases;

(j)    to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(k)    to determine requests for the payment of claims and interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(l)    to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed or deemed executed in connection with the Plan;

(m)    to hear and determine all disputes involving the existence, nature, scope or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan;

(n)    to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(o)    to hear and determine all disputes with the respect to the Sale Order and the Asset Purchase Agreement;

(p)    to determine disputes with respect to removal of Liquidating Trust Board Members or the Liquidating Trustee;

(q)    to enforce the PBGC Settlement and Creditors’ Committee Settlement;

(r)    to enforce all orders previously entered by the Bankruptcy Court; and

(s)    to hear any other matter not inconsistent with the Bankruptcy Code.

16.2.    Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XVII    MISCELLANEOUS PROVISIONS.

17.1.    Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Liquidating Trustee shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for the Debtors’ cases, or until such time as a final decree is entered closing the Debtors’ cases, a Final Order converting the Debtors’ cases to cases under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Debtors’ cases is entered.

17.2.    Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

17.3.    Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims, and solicitation agent.

17.4.    Amendments.

(a)    Plan Modifications. The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, subject to the reasonable consent of the Creditors’ Committee, to amend, modify, or supplement the Plan (i) prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to this Plan, prior to the Effective Date, the Debtors, with the reasonable consent of the Creditors’ Committee, or following the Effective Date, the Liquidating Trust, may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of this Plan, and any holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)    Other Amendments. Before the Effective Date, the Debtors with the reasonable consent of the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan, the documents contained in the Plan Supplement, and the documents prepared in connection herewith without further order or approval of the Bankruptcy Court.

17.5.    Revocation or Withdrawal of Plan.

The Debtors reserve the right, subject to the reasonable consent of the Creditors’ Committee to revoke or withdraw the Plan prior to the Effective Date. If the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors or any other Entity.

17.6.    Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve and, on the Effective Date, each member (including each officer, director, employee, or agent thereof) of the Creditors’ Committee and each professional retained by the Creditors’ Committee shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtors, their membership on the Creditors’ Committee, the Plan, or the Chapter 11 Cases; provided, however, that the Creditors’ Committee shall stay in existence for the purposes of filing and prosecuting any final fee applications and any other matters concerning any Fee Claims held or asserted by any professional or any appeals of the Confirmation Order. The Debtors or the Liquidating Trust, as applicable, shall not be responsible for paying the fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date, except for the fees and expenses incurred by the professionals to the Creditors’ Committee in connection with any matters concerning any Fee Claims or any appeals of the Confirmation Order.

17.7.    Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, with the reasonable consent of the Creditors’ Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Liquidating Trust (as the case may be), and (c) nonseverable and mutually dependent.

17.8.    Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, the Liquidating Trustee and all holders of Claims receiving Distributions pursuant to the Plan and all other parties in interest shall, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

17.9.    Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof; provided, that corporate or entity governance matters relating to any Debtors shall be governed by the laws of the state of incorporation or organization of the applicable Debtors.

17.10.    Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

17.11.    Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is on a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

17.12.    Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Liquidating Trust. For the avoidance of doubt, confirmation of the Plan does not provide the Debtors with a discharge under section 1141 of the Bankruptcy Code because the Debtors and their Estates will be wound down in accordance with the Plan.

17.13.    Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

17.14.    Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

17.15.    Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

17.16.    Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

17.17.    Notices.

All notices, requests, and demands to or upon the Debtors, the Creditors’ Committee, the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Board, as applicable, to be effective shall be in writing (including by electronic or facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)	If to the Debtors:

Sears Holding Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attn: Mohsin Meghji

Email: mmeghji@miiipartners.com

-and-

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:    Ray C. Schrock, P.C.

Jacqueline Marcus

Garrett A. Fail

Sunny Singh

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Email:    ray.schrock@weil.com

jacqueline.marcus@weil.com

garrett.fail@weil.com

sunny.singh@weil.com

(b)	If to the Creditors’ Committee:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attn:    Ira S. Dizengoff

Philip C. Dublin

Sara L. Brauner

Telephone: (212) 872-1000

Facsimile: (212) 872-1002

Email:    idizengoff@akingump.com

pdublin@akingump.com

sbrauner@akingump.com

(c)	If to the Liquidating Trust, Liquidating Trustee or Liquidating Trust Board:

[●].

After the Effective Date, the Liquidating Trustee has authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Dated:    June 28, 2019

New York, New York

Respectfully submitted,

By:	/s/ Mohsin Meghji
Name: Mohsin Meghji
Title: Chief Restructuring Officer